As submitted to the Securities and Exchange Commission on April 11, 2018

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(AMENDMENT #9)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

YAYYO, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

433 No. Camden Drive, Suite 600

Beverly Hills, California 90210

(310) 926-2643

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Harvard Business Services, Inc.

16192 Coastal Highway

Lewes, Delaware 19958

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Joe Tagliaferro, Esq.

Elliot Weiss, Esq.

CKR Law, LLP

1800 Century Park East, Fl. 14

Los Angeles, California 90067

Telephone: (310) 400-0110

7371	81-3028414
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

EXPLANATORY NOTE

This Post-Qualification Offering Circular Amendment No. 9 amends the offering circular of YayYo, Inc., as qualified on March 17, 2017, as further amended and supplemented from time to time (the “Offering Circular”), to update information contained in the offering circular.

POST-QUALIFICATION OFFERING CIRCULAR April 11, 2018

YayYo, Inc.

Maximum Offering Amount: $50,000,000

This is our initial public offering (the “Offering”) of securities of YayYo, Inc., a Delaware corporation (the “Company”). We are offering a maximum of Six Million Two Hundred Fifty Thousand (6,250,000) shares (the “Maximum Offering”) of our common stock, par value $0.000001 (the “Common Stock”) at an offering price of Eight Dollars ($8.00) per share (the “Shares”) on a “best efforts” basis. This Offering will terminate on the earlier of (i) March 16, 2018; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Prior to this Offering, there has been no public market for our Common Stock. The Company intends to apply to list its Common Stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “YAYO.” However, in order to meet the minimum initial listing requirements to list our Common Stock on Nasdaq. For further information, see “Plan of Distribution – Exchange Listing” of this Offering Circular. In the event our Shares are not approved for trading on Nasdaq, we expect that the Shares will be quoted on the OTC Market QX Exchange, although we may elect to defer trading our Shares on Nasdaq or the OTC Market.

We are offering our Shares in this Offering at an $8.00 per Share Offering price, based on a valuation of our Company and its subsidiaries prior to this Offering. Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $8.00 per share Offering price of the Common Stock has been arbitrarily determined by the Company and is not based on book value, assets, earnings or any other recognizable standard of value.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filing after this Offering.  Following this Offering, the Company will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions[1]	Proceeds to the Company[2]
Per Share	$8.00	$0.80	$7.20
Maximum Offering	$50,000,000.00	$5,000,000.00	$45,000,000.00

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS POST - QUALIFICATION OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS POST - QUALIFICATION OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

The following would apply only if we are unable to obtain a listing on Nasdaq or other national securities exchange and we seek for our Common Stock to trade on a platform of the OTC Markets:

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is April 11, 2018.

1 Includes up to $5,000,000 or 10% of the gross proceeds of this Offering for sales commissions, provided that at this time the Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion.

2 Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $250,000.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “YayYo,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of YayYo, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to effectively operate our business segments;

•	Our ability to manage our research, development, expansion, growth and operating expenses;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

OFFERING CIRCULAR SUMMARY

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such that are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “YayYo,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to YayYo, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean YayYo, Inc., and its direct and indirect subsidiaries, which currently consist of Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”), Savvy LLC, a Delaware limited liability company (“Savvy”) and Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”). All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31st.

As at the date of this Offering Circular, the YayYo, Inc., has authorized for issuance up to Ninety-Million (90,000,000) shares of common stock, par value $0.000001 per share (“Common Stock”) and Ten Million (10,000,000) shares of preferred stock, par value $0.000001 per share (“Preferred Stock”), and an aggregate of 25,847,969 shares of Common Stock were issued and outstanding.

Corporate History and Information

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). Pursuant to the Conversion, the members of YayYo, LLC have assigned, transferred, exchanged and converted their respective limited liability company membership interests of YayYo, LLC to the Company in exchange for common stock shares (“Common Stock”) of the Company. All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities upon the filing of the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation” with the State of Delaware pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware.

Our mailing address is YayYo, Inc., 433 North Camden Drive, Suite 600, Beverly Hills, California 90210 and our telephone number is (310) 926-2643. Our website address is www.yayyo.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Business Overview

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”).

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry from the development of the Metasearch App. As of the date of this Offering Circular, the Company’s operating business segments include (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, the Company seeks to become the leading provider of a standard rental vehicles to drivers in the ridesharing economy.

The Company operations are organized into two business segments across the ridesharing and transportation industry:

Rideshare Platform—On October 31, 2017, the Company created the wholly-owned subsidiary, Rideshare to incubate the concept of a proprietary transportation network system focused on the developing of a peer-to-peer booking platform to rent standard passenger vehicles to self-employed ridesharing drivers. The Company has now deployed and launched the Rideshare Platform on it’s operating online platform, Ridesharerental.com (http://www.Ridesharerental.com). The Rideshare Platform is a proprietary peer-to-peer car-rental marketplace that connects the Company’s Fleet Management vehicles, other fleet owners and selected individual car owners with Rideshare drivers seeking rental vehicles.

Fleet Management— On June 10, 2017, the Company formed the wholly-owned subsidiary, Distinct Cars for purposes of developing a fleet management business. The Company’s Fleet Management business focuses on the maintenance of a fleet of brand new standard passenger vehicles, under lease contract with the Company, to be subsequently rented directly to drivers in the ridesharing economy. The Fleet Management business and vehicles are made commercially available through the Company’s Rideshare Platform.

The Ridesharing Industry

At the most basic level, real-time ridesharing is a service that arranges one-time shared rides on very short notice. The internet-connected, global positioning system (“GPS”) enabled device automatically detects your current location, takes the home location that you have programmed in previously and searches the database for drivers traveling a similar route and willing to pick up passengers. According to Wikipedia.org, “real-time” ridesharing is defined as “a single, or recurring Rideshare trip with no fixed schedule, organized on a one-time basis, with matching of participants occurring as little as a few minutes before departure or as far in advance as the evening before a trip is scheduled to take place”.

The growth of the ridesharing economy has resulted in increasing consumer demand for ridesharing services, provided by transportation network companies (“TNC”) such as Lyft, DIDI, VIA, Juno, Gett and Uber, that offer a ridesharing economy service through mobile applications. Ridesharing apps connect people who need a ride with people who have a vehicle and time to drive - notably, not necessarily people who are licensed taxi drivers. Companies like Lyft, DIDI, VIA, Juno, Gett and Uber provide a smartphone app that lets consumers hail a ride, set their destination, and pay without leaving the app itself. The benefits to the consumer is ease of use, availability of rides, and sometimes lower prices than traditional taxis. Many companies require at least some sort of certification for the drivers and take a portion of the drivers’ fares. Drivers can choose when they work (though they can receive bonuses for logging a certain number of hours) and provide their own vehicles. Early entrants in the TNC app space, like Uber and Flywheel, were founded around 2009. Overall, the industry has raised more than $10 billion in venture funding.

We believe that we have strong economic prospects by virtue of the following dynamics of the industry:

•	Continued Growth in Ridesharing Market. The ridesharing services market has grown faster, gone to more places and has produced robust growth and consumer traffic figures since commercial introduction in approximately 2009. The pace of growth is also picking up. It has been reported that Uber took six (6) years before it reached a billion rides in December of 2015, but it took only six (6) months for Uber to get to two billion rides. In the U.S., the number of users of ridesharing services is estimated to increase from 8.2 million in 2014 to 20.4 million in 2020, producing a compounded annual growth rate (“CAGR”) of approximately 13.92% over the seven-year period.

•	Globalization of Ridesharing. In the same vein, ridesharing which started as an experiment in California has grown into a global marketplace over a short period of time. Asia has emerged as a geographical territory to drive future growth. For example, Didi Chuang, the Chinese ridesharing company, completed 1.43 billion rides just in 2015 and it now claims to have 250 million users in 360 Chinese cities. Ridesharing is also acquiring deep roots in both India and Malaysia, and is making advances in Europe and Latin America, despite regulatory pushback.

•	Expanding Choices. Consumer options in ridesharing are expanding to attract an even larger audience, such as carpooling and private bus services. The expansion of consumer options has also attracted mass transit customers to more expensive luxury options. In addition, it has been reported that dominant TNC businesses are experimenting with pre-scheduled rides and multiple stops on single trip gain to meet customer needs. Our Fleet Management business and fleet of rental vehicles are designed to put more certified ridesharing vehicles on the roadways to meet the increasing consumer demand of the availability of ridesharing services.

Our Opportunity

The increasing demand for ridesharing services has produced an increase in demand by TNC businesses for more ridesharing drivers and vehicles on the road at any given time. The growing demographic of ridesharing drivers, as determined on a global basis, has drawn ridesharing drivers to the ridesharing marketing to perform services for a host of private TNC businesses focused on ridesharing, such as Uber and Lyft. The Company believes that private ridesharing TNC businesses are hiring more than an estimated 50,000 drivers a month to keep pace with the current commercial demand for ridesharing services.

Complicating this matter further, many potential ridesharing drivers drawn to the ridesharing market are being rejected or turned away from driving for the private ridesharing TNCs on account of the fact that many potential ridesharing driver’s personal vehicles are failing to meet the Ridesharing Qualification Requirements imposed on all ridesharing drivers and vehicles by the private ridesharing TNCs. The Ridesharing Qualification Requirements include not only certain requirements on all ridesharing drivers and their respective vehicles (the “Driver Qualification Requirements”) but also additional vehicle safety tests, inspections and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs. Generally, the vehicle safety tests, inspections and precautions require all vehicles to pass a standard vehicle inspection test administered by the respective TNC employer (the “Vehicle Qualification Requirements”, together with the Driver Qualification Requirements, the “Ridesharing Qualification Requirements”). For more information see “Ridesharing Qualification Requirements”. The Company estimates that approximately 30%-50% of potential ridesharing drivers do not own or have access to a car or vehicle that will meet the Ridesharing Qualification Requirements. Further, the Company believes that this issue surrounding the Ridesharing Qualifications Requirements are exacerbating the problem and resulting in a shortfall of ridesharing drivers on the road at any given time. Private ridesharing TNCs have responded to this issue by actively pursuing programs to get eligible ridesharing drivers into qualified cars that meet the Ridesharing Qualification Requirements. The Company believes that the TNC line of business and immense capital requirements in developing a fleet management business to service the growing ridesharing industry on such a large scale will restrict the ability of the private ridesharing TNCs to dominate the ridesharing vehicle rental market. Additionally, under the general rules being enforced by the leading TNCs, TNCs are restricted from owning a fleet of vehicles or partaking in the fleet management business. Further, despite the financial resources and scale of the dominant TNCs in the ridesharing business, the Company believes that third-party vehicle rental providers are a necessity to the growth and service of a robust ridesharing market.

Our Concurrent and Recent Financing Activities.

YayYo Inc., Recent Financing Activities

In February 2018, the Company sold 22,500 shares of common stock to two investors for cash proceeds of $180,000.

During fiscal year 2017, the Company entered into a series of monthly vehicle leasing agreements with Acme Auto Leasing LLC (the “Lessor”), with an average lease term period of one (1) month per vehicle. As of December 31, 2017, the Company has total lease obligations in the amount of $1,593,291 (collectively, the “Finance Lease Obligations”).

On July 15, 2017, the Company and the Lessor entered into an agreement pursuant to which the Company agreed to issue additional consideration to the Lessor in the form of a restricted stock grant in the amount of 100,000 shares of common stock, in exchange for certain terms to be provided by the Lessor under all lease agreements entered into between the Lessor and the Company (the “Lease Side Agreement”).

In December 2017, YayYo, Inc., issued a senior secured promissory note to Bellridge Capital, L.P., in the original principal amount of $222,222 (the “First Note”). As an inducement for the secured parties to extend the loan as evidenced by the First Note and to secure complete and timely payment of the First Note, YayYo, Inc., as borrower, issued and granted a security interest in all the assets of the YayYo, Inc., (including a pledge of securities, owned as of record and beneficially by the YayYo, Inc., in the wholly-owned subsidiaries of the Company) and its subsidiaries, existing as of the date of issuance of thereafter acquired.

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Bellridge Capital, L.P., an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”) and (ii) warrants to acquire up to an aggregate of 1,500,000 shares, with an exercise price of $4.00 per share (the “Warrant Shares”) of Common Stock (defined below) of the Company (the “Warrants”) and 150,000 commitment shares of common stock, par value $0.000001 per share, (“Common Stock”) of the Company (the “Commitment Shares”) for an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. The Warrants expire five years from the date of issuance. Further, the Company paid $178,228 of issuance costs associated with the Second Note.

YayYo, Inc., obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes.

In accordance with the Second Note Offering, the Company has agreed to pay Aegis Capital Corp., as placement agent (“Aegis”) a cash placement fee (the “Placement Agent’s Closing Fee”) payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of the Warrants or options sold in the Second Note Offering equal to 8% of the aggregate cash exercise price received by the Company upon such exercise, if any  (the “Placement Agent’s Fee”). As additional compensation for the services to be provided by Aegis, as the placement agent and investment banker, the Company shall issue to Aegis or its designees at the Closing, warrants (the “Aegis Warrants”) to purchase such number of shares of common stock of the Company (“Placement Agent Warrant Shares”) equal to 8% of the aggregate number of securities placed in the Second Note Offering, plus any securities underlying any convertible securities placed in the Second Note Offering to such purchasers. The Aegis Warrants shall have the same terms, including exercise price and registration rights, as the warrants issued to investors in the Second Note Offering.

Distinct Cars, LLC Recent Financing Activities

As of the date of this Offering Circular, Distinct Cars, LLC, as lessee, entered into a series of open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with an approximate lease term of one (1) month (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $373.01 per month to $621 per month (with only 9 vehicles out of approximately 150 exceeding $373.01 per month). At the end of the term of the Lease Agreement, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

Distinct Cars, LLC has completed a debt round of financing pursuant to which Distinct Cars raised aggregate gross proceeds in the amount of $252,667 from twenty-nine accredited investors in exchange for senior secured promissory notes issued by Distinct Cars (each a “Distinct Cars Note” and collectively, the “Distinct Cars Notes”). The maturity date under the Distinct Cars Notes is third-six (36) months from the date of issuance (the “DCN Maturity Date”). The principal amount under the Distinct Cars Notes ranges from a minimum amount of $5,000 per Distinct Cars Note up to $20,000 per Distinct Cars Note. The Distinct Cars Notes accrue interest at a rate of 8% per annum with interest due and payable upon the DCN Maturity Date. The principal amount and any unpaid and accrued interest thereunder is due and payable in twelve (12) quarterly installments commencing upon January 1, 2018. The Distinct Cars Notes are secured by a senior secured priority lien in the equity of the fleet of leased automobiles acquired under the Lease Agreements (see Lease Agreements above) subject to subordination in priority lien status to the purchase money security interest held by the lessor under the Lease Agreements. In addition to the total amount of principal and interest owing under the Distinct Cars Note, upon execution of the Distinct Cars Note and placement of funds the holder shall receive a stock grant (the “Stock Grant”) of YayYo Inc., common stock (the “Parent Shares”) in an amount equal to 100% of the principal sum as calculated by a price of $4.00 per share with 30% coverage. The Stock Grant is offered pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act of 1933.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

•	Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

•	Federal or state regulations concerning the ridesharing industry or adoption of new regulations that could have a material adverse effect on our business segments.

•	Our ability to pay significant indebtedness.

•	Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

•	Our ability to manage our expansion, growth and operating expenses.

•	Our management team’s lack of prior managerial experience within a highly competitive industry, such as the vehicle rental business or transportation industry, subjects our Company to certain qualitative risks and uncertainties.

•	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry.

•	No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price.

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this Offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this Offering Circular. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, we may delay the adoption of certain accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

REGULATION A+

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Securities and Exchange Commission after the qualification of the Offering Statement of which this Offering Circular forms a part.

THE OFFERING

Issuer:	YayYo, Inc.

Shares Offered:	A maximum of Six Million Two Hundred Fifty Thousand (6,250,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Eight Dollars ($8.00) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	25,770,551 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	32,020,551 shares of Common Stock if the Maximum Offering is sold.

Price per Share: Proposed Listing:

Eight Dollars ($8.00).

We intend to apply to have our shares of Common Stock approved for listing on Nasdaq under the symbol “YAYO.” However, there can be no assurance that we will meet the initial listing requirements of Nasdaq to list our Common Stock on the Nasdaq exchange. In the event that our application to list our Common Stock on Nasdaq is not approved, the Company may seek to have its Common Stock quoted on the OTCQX over-the-counter exchange operated by OTC Markets Group Inc. (the “OTCQX”).

There can be no assurance that the Company Common Stock sold in this Offering will be approved for listing on Nasdaq or quoted on the OTCQX or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:	Six Million Two Hundred Fifty Thousand (6,250,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of Eight Dollars ($8.00) per share (the “Shares”), for total gross proceeds of Fifty Million Dollars ($50,000,000).

Use of Proceeds:	If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses) will be $45,000,000. We will use these net proceeds for the operation of our business segments, working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to Our Company

We have a limited operating history on which to judge our business prospects and management.

The Company was incorporated on November 16, 2016 and only commenced operations thereafter. The Company was incorporated pursuant to the simultaneous filing of the Company’s certificate of incorporation, as filed and stamped by the Delaware Secretary of State on November 16, 2016, and the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation”, as filed and stamped on the same date by the Delaware Secretary of State pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware. Accordingly, we have limited operating history upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry towards the vehicle rental business with a focus on developing (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, we have limited operating history in the vehicle rental, fleet management and transportation industry. We have generated $235,690 revenue in revenue for fiscal year 2017.

If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A+ offering, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have a history of losses and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended December 31, 2017, we generated a loss of approximately ($4,100,310), bringing the accumulated deficit to approximately ($5,584,010) at December 31, 2017. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

We have outstanding debt and lease commitments, which is secured by our assets and it may make it more difficult for us to make payments on the notes and our other debt and lease obligations.

As of December 31, 2017, we had outstanding indebtedness totaling approximately $909,889. As of December 31, 2017, we had outstanding lease obligations totaling approximately $1,593,291.

Our debt and lease commitments could have important consequences to you. For example, they could:

•	make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

•	limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions or paying dividends;

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

Our ability to meet our debt service and lease obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, competition, regulatory developments and delays in our business strategies. Our ability to meet our debt service and lease obligations may depend in significant part on the extent to which we can successfully execute our business strategy and successfully operate our business segments. We may not be able to execute our business strategy and our business operations may be materially impacted.

If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources we might not be able to service our debt and lease commitments, including the notes, or to fund our other liquidity needs. If we are unable to service our debt and lease commitments, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our agreements with original equipment manufacturers or debt agreements may prohibit us from pursuing any of these alternatives.

Our Rideshare Platform user metrics and other estimates are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may seriously harm and negatively affect our reputation and our business.

We regularly review key metrics related to the operation of our Rideshare Platform business, including, but not limited to, our monthly average users, subscribers and customers to evaluate growth trends, measure our performance, and make strategic decisions. These metrics are calculated using internal company data and have not been validated by an independent third party. Errors or inaccuracies in our metrics or data could result in incorrect business decisions and inefficiencies. For instance, if a significant understatement or overstatement of Rideshare Platform users were to occur, we may expend resources to implement unnecessary business measures or fail to take required actions to attract a sufficient number of users to satisfy our growth strategies.

Our Rideshare Platform emphasizes rapid innovation and prioritizes long-term user engagement over short-term financial condition or results of operations. That strategy may yield results that sometimes do not align with the market’s expectations. If that happens, our stock price may be negatively affected.

Our Rideshare Platform business is growing and becoming more complex, and our success depends on our ability to quickly develop and launch new and innovative products. We believe our culture fosters this goal. Our focus on complexity and quick reactions could result in unintended outcomes or decisions that are poorly received by our users or partners. Our culture also prioritizes our long-term user engagement over short-term financial condition or results of operations. We frequently make decisions that may reduce our short-term revenue or profitability if we believe that the decisions benefit the aggregate user experience and will thereby improve our financial performance over the long-term. These decisions may not produce the long-term benefits that we expect, in which case, our user growth and engagement, our relationships with advertisers and partners, as well as our business, operating results, and financial condition could be seriously harmed.

Our Rideshare Platform and software is highly technical and may contain undetected software bugs or vulnerabilities, which could manifest in ways that could seriously harm our reputation and our business.

Our Rideshare Platform and software is highly technical and complex. Our Rideshare Platform may contain undetected software bugs, hardware errors, and other vulnerabilities. These bugs and errors can manifest in any number of ways in our products, including through diminished performance, security vulnerabilities, malfunctions, or even permanently.

We also could face claims for product liability, tort, or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and seriously harm our reputation and our business. In addition, if our liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business could be seriously harmed.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our debt, and to refinance our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We do not believe that our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and lease financing arrangements, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to pay our debt or to fund our other liquidity needs. We may need to refinance some or all of our debt on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that efforts to refinance any of our debt will be successful.

Our debt and other commitments expose us to a number of risks, including:

Cash requirements for debt and lease obligations. A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, including $909,889 of total notes payable, $552,588 of long-term debt and $1,593,291 of lease commitment obligations, as of December 31, 2017. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

Availability. Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including $909,889 in total notes payable and loan facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Interest rate variability. The interest rates we are charged on a substantial portion of our debt, including the Second Note payable, are variable, increasing or decreasing based on changes in certain published interest rates. Increases to such interest rates would likely result in significantly higher interest expense for us, which would negatively affect our operating results. Because many of our customers finance their vehicle purchases, increased interest rates may also decrease vehicle sales, which would negatively affect our operating results.

We are a holding company and as a result rely on payments from our subsidiaries in order to meet our cash needs and service our debt. Our subsidiaries may not be able to distribute the necessary funds to us and this could adversely affect our ability to make payments on our indebtedness.

As a holding company without independent means of generating operating revenues, we depend on dividends, distributions and other payments, including payments of management fees, from our subsidiaries to fund our obligations and to meet our cash needs. If the operating results of our subsidiaries at any given time are insufficient to make distributions to us, we would be unable to make payments on our outstanding indebtedness.

We face intense competition that may lead to downward pricing or an inability to increase prices.

The vehicle rental and used-vehicle sale industries are highly competitive and are increasingly subject to substitution. We believe that price is one of the primary competitive factors in the vehicle rental market and that technology has enabled cost-conscious customers, including business travelers, to more easily compare rates available from rental companies. If we try to increase our pricing, our competitors, some of whom may have greater resources and better access to capital than us, may seek to compete aggressively on the basis of pricing. In addition, our competitors may reduce prices in order to, among other things, attempt to gain a competitive advantage, capture market share, or to compensate for declines in rental activity. To the extent we do not match or remain within a reasonable competitive margin of our competitors’ pricing, our revenues and results of operations, financial condition, liquidity and cash flows could be materially adversely affected. If competitive pressures lead us to match any of our competitors’ downward pricing and we are not able to reduce our operating costs, then our margins, results of operations, financial condition, liquidity and cash flows could be materially adversely affected.

Further, we may in the future develop and launch other products or services that may be in direct competition with the various players in the ridesharing industry, such as Uber and Lyft, and all of whom have greater resources than us. There are low barriers to entry, and we expect that competition will intensify in the future. We believe that numerous factors, including price, offerings, reliability, client base, brand name and general economic trends will affect our ability to compete successfully. Our existing and future competitors may include many large companies that have substantially greater market presence and financial, technical, marketing and other resources than we do. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully. Increased competition could result in significant competition, which in turn could result in lower revenues, which could materially adversely affect our potential profitability.

We face competition that may lead to downward pricing or an inability to increase prices.

The markets in which we operate are highly competitive and are increasingly subject to substitution. We believe that price is one of the primary competitive factors in the vehicle rental market and that the internet has enabled cost-conscious customers, including business travelers, to more easily compare rates available from rental companies. If we try to increase our pricing, our competitors, some of whom may have greater resources and better access to capital than us, may seek to compete aggressively on the basis of pricing. In addition, our competitors may reduce prices in order to attempt to gain a competitive advantage, capture market share, or to compensate for declines in rental activity. To the extent we do not match or remain within a reasonable competitive margin of our competitors’ pricing, our revenues and results of operations, financial condition, liquidity and cash flows could be materially adversely affected. If competitive pressures lead us to match any of our competitors’ downward pricing and we are not able to reduce our operating costs, then our margins, results of operations, financial condition, liquidity and cash flows could be materially adversely impacted.

We face risks related to liabilities and insurance.

Our businesses expose us to claims for personal injury, death and property damage resulting from the use of the vehicles rented by us, and for employment-related injury claims by our employees. We cannot assure you that we will not be exposed to uninsured liability potentially resulting in multiple payouts or otherwise, liabilities in respect of existing or future claims exceeding the level of our insurance, availability of sufficient capital to pay any uninsured claims or the availability of insurance with unaffiliated carriers maintained on economically reasonable terms, if at all. While we have insurance for many of these risks, we retain risk relating to certain of these perils and certain perils are not covered by our insurance.

Regulatory issues.  We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers.  We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Vehicle Requirements. Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles.  Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

Environmental regulations.  We are subject to a wide range of environmental laws and regulations, including those governing: discharges into the air and water; the operation and removal of storage tanks; and the use, storage and disposal of hazardous substances. In the normal course of our operations we use, generate and dispose of materials covered by these laws and regulations. We face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Changes in ridesharing Vehicle Requirements. Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles.  Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

Changes in the U.S. legal and regulatory environment that affect our operations, including laws and regulations relating to taxes, automobile related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, licensing and franchising, automotive retail sales, cost and fee recovery and the banking and financing industry could disrupt our business, increase our expenses or otherwise have a material adverse effect on our results of operations, financial condition, liquidity and cash flows.

We are subject to a wide variety of U.S. laws and regulations and changes in the level of government regulation of our business have the potential to materially alter our business practices and materially adversely affect our financial condition, results of operations, liquidity and cash flows, including our profitability. Those changes may come about through new laws and regulations or changes in the interpretation of existing laws and regulations.

Any new, or change in existing, U.S. law and regulation with respect to optional insurance products or policies could increase our costs of compliance or make it uneconomical to offer such products, which would lead to a reduction in revenue and profitability. If customers decline to purchase supplemental liability insurance products from us as a result of any changes in these laws or otherwise, our results of operations, financial condition, liquidity and cash flows could be materially adversely affected.

Certain proposed or enacted laws and regulations with respect to the banking and finance industries, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (including risk retention requirements) and amendments to the SEC's rules relating to asset-backed securities, could restrict our access to certain financing arrangements and increase our financing costs, which could have a material adverse effect on our financial condition, results of operations, liquidity and cash flows.

We have a working capital deficiency.

As of December 31, 2017, our working capital deficit was approximately ($136,305).

Inadequacy of capital.

The expected gross offering proceeds of a maximum of $45,000,000 to $50,000,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

We may not be able to obtain adequate financing to continue our operations.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to fund ongoing operations and continue research and development activities, including the Rideshare Platform, and our Fleet Management business. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of Ramy El-Batrawi, our chief executive officer and controlling shareholder, and such other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for only a very short period of time and may not work well together as a management team.

We have no long-term employment agreements in place with our executive officers.

As of the date of this Offering Circular we have no employment agreements or similar arrangements with our executive officers. If we fail to reach mutually satisfactory agreement with our executives, any one or more of such persons may terminate their association with the Company. The loss of any one or more of these experienced executives would have a material and adverse effect on our Company and its business prospects.

Our business operations are dependent upon the ability of our new employees to learn their new roles.

Until June 31, 2017, we were focused on the development and commercialization of a single sign-on metasearch “ridesharing” application for smartphone users that seeks to provide price comparison and bookings of available ridesharing and taxi services along with select limousine and other public and/or private transportation services (“Metasearch App”). On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry towards the vehicle rental business with a focus on developing the Rideshare Platform and our Fleet Management business.

In connection with the transition of our business operations, we have replaced many employees in key functions. As new employees gain experience in their roles, we could experience inefficiencies or a lack of business continuity due to loss of historical knowledge and a lack of familiarity of new employees with business processes, operating requirements, policies and procedures, some of which are new, and key information technologies and related infrastructure used in our day-to-day operations and financial reporting and we may experience additional costs as new employees learn their roles and gain necessary experience. It is important to our success that these new employees quickly adapt to and excel in their new roles. If they are unable to do so, our business and financial results could be materially adversely affected. In addition, if we were to lose the services of any one or more key employees, whether due to death, disability or termination of employment, our ability to successfully operate our business segments, financial plans, marketing and other objectives, could be significantly impaired.

Raising additional capital by issuing additional securities may cause dilution to our current and future shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in generating rental and servicing fees from both our Fleet Management business and the Rideshare Platform;

•	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our services;

•	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of the Company’s shares of Common Stock by management and affiliated parties, assuming the sale of the Maximum Offering, will represent approximately 66.34% of the issued and outstanding shares of Common Stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions. Please see “Security Ownership of Management & Certain Security Holders” below for more information.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, results of operations and financial condition.

If our management is unable to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in our rental operations accordingly, our results of operations, financial condition, liquidity and cash flows could suffer.

Because vehicle costs typically represent our single largest expense and vehicle purchases are typically made weeks or months in advance of the expected use of the vehicle, our business is dependent upon the ability of our management to accurately estimate future levels of rental activity and consumer preferences with respect to the mix of vehicles used in our rental operations. To the extent we do not purchase sufficient numbers of vehicles, or the right types of vehicles, to meet consumer demand, we may lose revenue to our competitors. If we purchase too many vehicles, our vehicle utilization could be adversely affected and we may not be able to dispose of excess vehicles in a timely and cost-effective manner. If our management is unable to accurately estimate future levels of rental activity and determine the appropriate mix of vehicles used in our rental operations, including because of changes in the competitive environment or economic factors outside of our control, our results of operations, financial condition, liquidity and cash flows could suffer.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to the operations of our business segments.

Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen operations and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Controlling shareholder.

As of the date of this Offering Circular, our founder, director and chief executive officer, Ramy El-Batrawi, owned approximately 60% of our outstanding Common Stock shares. Common Stock beneficially owned by Ramy El-Batrawi are held of record by X, LLC, which is an entity that is wholly-owned and controlled by Ramy El-Batrawi, the Company’s founder, Chief Executive Officer and Director. As a result, Mr. El-Batrawi will be able to control any vote of our shareholders which may be required for the foreseeable future. Potential investors in this Offering will not have the ability to control either a vote of our Common Stock, our Board of Directors or otherwise influence or control the decisions of our appointed officers.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target market, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

Minimal employees or infrastructure.

We will have a small number of employees and we don’t have any operational infrastructure or prior operating history. We intent to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

We may fail to respond adequately to changes in technology and customer demands.

In recent years our industry has been characterized by rapid changes in technology and customer demands. For example, in recent years, industry participants have taken advantage of new technologies to improve vehicle utilization, decrease customer wait times and improve customer satisfaction. Our industry has also seen the entry of new competitors whose businesses and efforts continue to introduce various types of self-driving vehicles. Our ability to continually improve our current processes, products and offerings in response to changes in technology is essential in maintaining our competitive position and maintaining current levels of customer satisfaction. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced product offerings.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As the number of our users, partners and other business partners grows, we must increasingly manage multiple relationships with various customers, strategic partners and other third parties. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our business and the ridesharing industry. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our “YayYo”, “Distinct Cars” and “Rideshare” brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world in which we plan to offer our Fleet Management offerings, Rideshare Platform and related services could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our users interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as the fuel sector, could result in a shift in consumer demand away from ridesharing services, which could also adversely affect our revenues and, at the same time, increase our costs.

In the car rental business, a decline in economic activity typically results in a decline in both business and leisure travel and, accordingly, a decline in the volume of car rental transactions. In the equipment rental business, a decline in economic activity typically results in a decline in activity in non-residential construction and other businesses in which our equipment rental customers operate and, therefore, results in a decline in the volume of equipment rental transactions. In the case of a decline in car or equipment rental activity, we may reduce rental rates to meet competitive pressures, which could have a material adverse effect on our results of operations. A decline in economic activity also may have a material adverse effect on residual values realized on the disposition of our revenue earning cars and/or equipment.

Risks Related to Our Business and Industry

If our efforts to attract prospective customers to our Fleet Management business and Rideshare Platform are not successful, or we fail to retain customers or continue attracting existing customers to our products and services, our growth prospects and revenue will be adversely affected.

Our ability to grow our business and generate revenue depends on retaining and expanding our total customer base, increasing revenue by effectively monetizing our Rideshare Platform user base, and increasing the number of customers to our Fleet Management business. We must convince prospective customers of the benefits of our ridesharing vehicle rental services and equipment offerings and our existing users of the continuing value of our products and services, including our Rideshare Platform. Our ability to attract new users and customers, retain existing users and customers. If we fail to keep pace with competing offerings or technological advancements to the ridesharing industry or fail to offer compelling product offerings and state-of-the-art delivery for our Rideshare Platform to meet consumer demands, our ability to grow or sustain the reach of our product and service offerings, attract and retain users and customers may be adversely affected.

We have no control over the Vehicle Registration Requirements or such other ridesharing vehicle requirements imposed by the major TNC providers, and our business may be adversely affected in the event that TNC providers restrict or limit prospective ridesharing drivers from utilizing or registering rental vehicles with the TNC.

We rely on the major TNC businesses that drive and service the ridesharing economy, over whom we have no control, to impose the Vehicle Registration Requirements and permit prospective ridesharing drivers to utilize lease or rental vehicles, such as our product offerings, under their employment with the major TNC ridesharing services. We cannot guarantee that each major TNC business will always permit prospective ridesharing drivers to use third-party lease or rental vehicles under their employment agreement with the TNC.

Our business may be adversely affected if our ability to rent vehicles maintained under our Fleet Management business is limited, impaired or delayed because of a modification to the Vehicle Registration Requirements or any similar prohibition that prevents prospective ridesharing drivers from renting our Fleet Management vehicles or other third-party vehicle rentals for use under the terms of the prospective ridesharing drivers agreement with such TNC businesses.

We face risks of increased costs of cars and of decreased profitability, including as a result of limited supplies of competitively priced cars.

As of December 31, 2017, we manage a fleet of approximately 135 cars, all of which are under a lease contract or are financed by District Cars. In recent years, the average cost of new cars has increased. The Company has entered into a strategic partnership arrangement with Penske Automotive for purposes of providing fleet management and vehicle delivery services to the Company. As of the date of this Offering Circular, we have leased our cars that we rent from ACME Auto Leasing. As the fleet management partner of the Company, Hyundai USA has agreed to extend to the Company under a special fleet program competitive pricing options below manufactures suggested retail prices (“MSRP”) on all Hyundai vehicles purchased. We cannot assure you that we will be able to continue receiving special leasing program or competitive pricing options below MSRP rates on all Hyundai vehicles purchased. If Hyundai USA does not offer us competitive terms and conditions, and we are not able to purchase sufficient quantities of cars from other automobile manufacturers on competitive terms and conditions or below MSRP rates, then we may be forced to purchase cars at higher prices, or on terms less competitive, than for cars purchased by our competitors. In addition, certain car manufacturers, such as Ford, have adopted strategies to de-emphasize sales to the car rental industry which they view as less profitable due to historical sales incentive and other discount programs that tended to lower the average cost of cars for fleet purchasers such as us. Reduced or limited supplies of equipment together with increased prices are risks that we also face in our equipment rental business. We cannot offer assurance that we will be able to pass on increased costs of cars or equipment to our rental customers. Failure to pass on significant cost increases to our customers would have a material adverse impact on our results of operations and financial condition.

Fluctuations in fuel costs or reduced supplies could harm our business.

We could be adversely affected by limitations on fuel supplies, the imposition of mandatory allocations or rationing of fuel or significant increases in fuel prices. A severe or protracted disruption of fuel supplies or significant increases in fuel prices could have a material adverse effect on our financial condition and results of operations, either by directly interfering with our normal activities or by disrupting the air travel on which a significant portion of our car rental business relies.

The concentration of our reservations, accounting and information technology functions at a limited number of facilities in California creates risks for us.

We have concentrated our reservations functions for the United States in one office location in Los Angeles, California, and we have concentrated our accounting functions for the United States in one office location in Los Angeles. In addition, our major information systems are centralized in our office location in Los Angeles. A disruption of normal business at any of our principal office location in Los Angeles, California, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities.

We face risks arising from our heavy reliance on communications networks and centralized information systems.

We rely heavily on information systems to accept reservations, process rental and sales transactions, manage our fleets of cars and equipment, account for our activities and otherwise conduct our business. We have centralized our information systems in one office location in Los Angeles, California, and we rely on communications service providers to link our systems with the business locations these systems serve. A simultaneous loss of both facilities, or a major disruption of communications between the systems and the locations they serve, could cause a loss of reservations, interfere with our ability to manage our fleet, slow rental and sales processes and otherwise materially adversely affect our ability to manage our business effectively. Our systems back-up plans, business continuity plans and insurance programs are designed to mitigate such a risk, not to eliminate it. In addition, because our systems contain information about individuals and businesses, our failure to maintain the security of the data we hold, whether the result of our own error or the malfeasance or errors of others, could harm our reputation or give rise to legal liabilities leading to lower revenues, increased costs and other material adverse effects on our results of operations.

The misuse or theft of information we possess could harm our reputation or competitive position, adversely affect the price at which shares of our common stock trade or give rise to material liabilities.

We possess non-public information with respect to individuals, including our customers and our current and former employees, and businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position or materially affect the price at which shares of our Common Stock trade. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

We intend to pursue growth primarily through internal growth, but from time to time we may consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

•	potential disruption of our ongoing business and distraction of management;

•	difficulty integrating the acquired business; and

•	exposure to unknown liabilities, including litigation against the companies we may acquire.

If we make acquisitions in the future, acquisition-related accounting charges may affect our balance sheet and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

We are subject to a number of risks related to other payment solution providers.

We accept payments through various payment solution providers, such as telco integrated billings and prepaid codes vendors. These payment solution providers provide services to us in exchange for a fee, which may be subject to change. Furthermore, we rely on their accurate and timely reports on sales and redemptions. If such accurate and timely reports are not being provided, it will affect the accuracy of our reports to our licensors, and also affect the accuracy of our financial reporting.

Our business is seasonal, and a disruption in rental activity during our peak season could materially adversely affect our results of operations.

Certain significant components of our expenses, including real estate taxes, rent, utilities, maintenance and other facility-related expenses, the costs of operating our information systems and minimum staffing costs, are fixed in the short-run. Seasonal changes in our revenues do not alter those fixed expenses, typically resulting in higher profitability in periods when our revenues are higher and lower profitability in periods when our revenues are lower. The Company believes that the second and third quarters of the year will be stronger quarters due to their increased levels of leisure travel and construction activity. Any occurrence that disrupts rental activity during the second or third quarters could have a disproportionately material adverse effect on our liquidity and/or results of operations.

We may be unable to maintain or establish relationships with third-party partners, ridesharing services or technology providers, which could limit the information we are able to provide to users.

We anticipate that the demand for our products and services will be dependent on key relationships with ridesharing services and other industry providers. We will seek to develop and maintain relationships with ridesharing industry providers. For example, our former business plan involving the Metasearch App was completely abandoned by the Company on account of missing application programming interface (“API”) access that was being withheld and restricted by certain ridesharing services and technology providers. Due to the fact that ridesharing industry leaders, such Uber and Lyft, have been reluctant to provide the Company with API access for purposes of supporting the Metasearch App, the Company subsequently modified its business plan and developed its operating business segments. This modification and change was primarily due to the API issue, which the Company believes to be the result of a failure to establish and maintain a pre-existing relationship with these pivotal third-party providers.

If we do not continue to innovate and provide tools and services that are useful to travelers, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on continued innovation to provide features, products and services that make our websites, Fleet Management business and Rideshare Platform attractive to consumers. Our competitors are constantly developing innovations in related services and features. As a result, we must continue to invest significant resources in research and development in order to continually improve our products, services and offerings. If we are unable to continue offering attractive products and services, we may be unable to attract additional users or retain our current users, which could adversely affect our business, results of operations and financial condition. Furthermore, we may develop new products or launch additional services that may require us to compete directly with other much larger more established companies in the ridesharing industry, which could, result in new or unique challenges in maintaining and operating our Fleet Management business, Rideshare Platform and maintaining key relationships in the ridesharing industry required for our operating business to properly and efficiently function.

We rely on the performance of highly skilled personnel, including senior management and our technology professionals, and if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our senior management and our skilled team members. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The loss of any of our senior management or key employees could materially adversely affect our ability to build on the efforts they have undertaken and to execute and operate our business segments, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees.

Competition for well-qualified employees in all aspects of our business, including software engineers and other technology professionals, is intense both in the U.S. and abroad.

Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate existing employees. Software engineers and technology professionals are key individuals in designing the code and algorithms necessary to our Rideshare Platform. Therefore, our ability to attract top talent and experienced engineers and technology professional is important to our success. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business would be adversely affected.

Governmental regulation and associated legal uncertainties could limit our ability to expand our product offerings or enter into new markets and could require us to expend significant resources, including the attention of our management, to review and comply with such regulations.

Elements of the ridesharing industry are currently or will be regulated by Federal, state, city and/or local governments, and our ability to provide these services is and will continue to be affected by government regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies with respect to the ridesharing industry or “Transportation Network Companies” (“TNC”) could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition. Moreover, in the future, we may elect to add services or products to our business plan that compete directly with ridesharing services, such as Uber and Lyft, which could expose us to additional regulations, compliance obligations and legal challenges. In addition, our business strategy involves expansion into regions around the world, many of which have different legislation, regulatory environments, tax laws and levels of political stability. Compliance with foreign legal, governmental, regulatory or tax requirements will place demands on our time and resources, and we may nonetheless experience unforeseen and potentially adverse legal, regulatory or tax consequences. It is intended that our business will assist with the processing of customer credit card transactions which would result in us receiving and storing personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This legislation and regulation is generally intended to protect the privacy and security of personal information, including credit card information, that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if government regulations require TNCs, and as a result, us to significantly change our business practices with respect to this type of information.

We may not be able to adequately protect our intellectual property, which could harm the value of our brands and adversely affect our business.

We believe that intellectual property will be critical to our success, and that we will rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements to protect our proprietary rights. If we are not successful in protecting our intellectual property, it could have a material adverse effect on our business, results of operations and financial condition. While we believe that we will be issued trademarks, copyrights and other intellectual property to protect our business, there can be no assurance that our operations do not, or will not, infringe valid, enforceable third-party patents of third parties or that competitors will not devise new methods of competing with us that are not covered by our anticipated patent applications. Moreover, it is intended that we will rely on intellectual property and technology developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our intended services will be provided. The laws of certain countries do not protect proprietary rights to the same extent as the laws of the U.S. and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology adequately against unauthorized third party copying or use, which could adversely affect our competitive position. We may license in the future, certain proprietary rights, such as trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation, even if we have agreements prohibiting such activity. Also to the extent third parties are obligated to indemnify us for breaches of our intellectual property rights, these third parties may be unable to meet these obligations. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

We anticipate that a substantial amount of our processes and technologies will be protected by trade secret laws. In order to protect these technologies and processes, we intend to rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases, we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with which we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products, services by copying functionality, among other things. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

Our business is heavily reliant upon communications networks and centralized information technology systems and the concentration of our systems creates risks for us.

We rely heavily on communication networks and information technology systems to accept reservations, process rental and sales transactions, manage our pricing, manage our revenue earning vehicles, manage our financing arrangements, account for our activities and otherwise conduct our business. Our reliance on these networks and systems exposes us to various risks that could cause a loss of reservations, interfere with our ability to manage our vehicles, slow rental and sales processes, adversely affect our ability to comply with our financing arrangements and otherwise materially adversely affect our ability to manage our business effectively. Our major information technology systems, reservations and accounting functions are centralized in a few locations worldwide. Any disruption, termination or substandard provision of these services, whether as the result of localized conditions (such as a fire, explosion or hacking), failure of our systems to function as designed, or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and information technology functions or by eliminating access to financing arrangements. Any disruption or poor performance of our systems could lead to lower revenues, increased costs or other material adverse effects on our results of operations, financial condition, liquidity or cash flows.

Defects in our Rideshare Platform and its functionality and the technology powering our custom development services may adversely affect our business.

It is anticipated that the tools, code, subroutines and processes contained within our Rideshare Platform or the technology powering our custom development services may contain defects when introduced and also when updates and new versions are released. The introduction of our Rideshare Platform or custom development services with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

Manufacturer safety recalls could create risks to our business.

Our Fleet Management vehicles may be subject to safety recalls by their manufacturers. The Raechel and Jacqueline Houck Safe Rental Car Act of 2015 prohibits us from renting vehicles with open federal safety recalls and to repair or address these recalls prior to renting or selling the vehicle. Any federal safety recall with respect to our vehicles would require us to decline to rent recalled vehicles until we can arrange for the steps described in the recall to be taken. If a large number of vehicles are the subject of a recall or if needed replacement parts are not in adequate supply, we may not be able to rent recalled vehicles for a significant period of time. Those types of disruptions could jeopardize our ability to fulfill existing contractual commitments or satisfy demand for our vehicles and could also result in the loss of business to our competitors. Depending on the severity of any recall, it could materially adversely affect our revenues, create customer service problems, reduce the residual value of the recalled vehicles and harm our general reputation.

If we are unable to purchase adequate supplies of competitively priced vehicles and the cost of the vehicles we purchase increases, our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

The price and other terms at which we can acquire vehicles vary based on market and other conditions. For example, certain vehicle manufacturers have in the past, and may in the future, utilize strategies to de-emphasize sales to the vehicle rental industry, which can negatively impact our ability to obtain vehicles on competitive terms and conditions. Consequently, there is no guarantee that we can purchase a sufficient number of vehicles at competitive prices and on competitive terms and conditions. If we are unable to obtain an adequate supply of vehicles, or if we obtain less favorable pricing and other terms when we acquire vehicles and are unable to pass on any increased costs to our customers, then our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the ridesharing industry increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Further, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Our business model is entirely dependent on the continued success and viability of the ridesharing industry and “transportation network companies”, and we may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our ability to generate revenues.

The past year has seen a boom in the number of ridesharing companies that allow customers to order rides on demand using apps on their smartphones. Private drivers use their personal automobiles to pick up the customers and drive them to the desired destination in exchange for a negotiated fee. The passengers then write reviews, similar to other peer-to-peer online services. Large amounts of venture capital and private equity has been invested in a handful of these new companies, which have the potential to disrupt the traditional transportation industry. However, the ridesharing marketplace has come under increased scrutiny from governments and various interested groups (such as taxi drivers, taxi companies, environmentalists, etc.) have continuously opposed the proliferation of ridesharing services in recent years. Despite opposition from many of these interested groups and governmental agencies, on September 19, 2013, the California Public Utilities Commission (“CPUC”) voted unanimously to allow these ridesharing services to operate in California as a new category of business called “transportation network companies” (“TNC”).

In California, licenses will be issued to qualifying TNCs, subject to new regulations that require drivers to undergo criminal background checks and vehicle inspections, receive driver training, follow a zero-tolerance policy on drugs and alcohol, and carry insurance policies with a minimum of $1 Million in liability coverage. Some of the companies that are expected to receive new TNC licenses include Lyft (www.lyft.me), SideCar (www.side.cr) and UberX (www.uber.com). The CPUC has responded to rapidly evolving disruptive technology and its decision will likely set an example for cities and states across the country. Its decision is also expected to preempt ongoing efforts by some California cities to regulate or ban peer-to-peer ridesharing under their authority to license taxi companies. The City of Los Angeles, however, is currently considering a possible appeal of the CPUC decision and implementing additional regulations to TNC drivers, which have been referred to as “Bandit cabs” by some on the City Council. Other cities across the country are also now looking at new regulations for Rideshare companies.

As can be gleaned from these recent events around the ridesharing industry, this new business model is not without its opponents. Some raise concerns about public safety and the potential for abuse or unintended consequences, while others question whether the new regulations require additional enforcement capability. The taxi industry, which is less than pleased to see this new competition, has criticized these ridesharing apps as operating essentially like unlicensed taxi cabs. Since the new technology uses GPS to measure the distance of a ride and the corresponding fee, the taxi industry believes that it works similarly to a taxi meter and should therefore comply with local taxi ordinances. Some of the primary concerns raised by skeptics include how liability will be allocated between the TNC and its independent contractor driver, and how the insurance industry will adapt to this new business. Proper hiring practices, training and oversight by the TNC also will be necessary to ensure public safety. The extent to which the TNCs will be inspected and the new regulations enforced is still unclear, but this will be an important means by which the public may judge the safety of this new industry. Based on the direction states and cities are heading with respect to the governance of TNCs or ridesharing services, and the ever increasing popularity and use of ridesharing services and TNCs, it is likely that a number of laws and regulations will become applicable to us or the TNCs which we rely upon for the operation of products and related services or may be adopted in the future with respect to mobile applications and/or TNCs covering issues such as: (i) liability, (ii) unionization, (iii) rules and standards for drivers, vehicles, and passenger safety, (iv) licensing and insurance requirements, and (v) environmental concerns, among others. It is difficult to predict how existing laws will be applied to our business and the new laws and regulations to which we and/or ridesharing services will likely become subject. If ridesharing services are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to sustain our operating business segments. We anticipate that scrutiny and regulation of the ridesharing industry will increase and we will be required to devote legal and other resources to addressing such regulation, either directly or indirectly. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service or operating costs.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business financial condition and results of operations.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business, financial condition and results of operations. We anticipate accepting payment from our users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real time-basis without having to proactively reach out to the consumer each time we process an auto-renewal payment or a payment for the purchase of a premium feature on any of our dating products is critical to our success. When we or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party's customer base and the greater the number of credit card accounts impacted, the more likely it is that our users would be impacted by such a breach. To the extent our users are ever affected by such a breach experienced by us or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that we would not be able to reach all affected users, and even if we could, some users' new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect our business, financial condition and results of operations. Even if our users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for us or restrict our ability to process payments without significant user effort. Additionally, if we fail to adequately prevent fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, any of which could adversely affect our business, financial condition and results of operations. Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring membership payments may adversely affect our business, financial condition and results of operations.

We depend upon intellectual property and proprietary rights that are vulnerable to unauthorized use.

We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary information. Our success will depend, in part, on our ability to operate without infringing the patent or other proprietary rights of others and our ability to preserve our trade secrets and other proprietary property, including our rights in any technology licenses upon which any of our products or services are based. Our inability to preserve such rights properly or operate without infringing on such rights would have a material adverse effect on our business, results of operations and financial condition. We currently do not own any registered copyrights, patents or patent applications pending. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information without authorization. In addition, there can be no assurance that any confidentiality agreements between us and our employees, or any license agreements with our customers, will provide meaningful protection for our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

We may not be able to keep up with rapid technological changes.

To remain competitive, we must continue to enhance and improve the usability, functionality, and features of our Rideshare Platform and related services. The evolving nature of the ridesharing industry, transportation network companies, telecommunications, apps, and mobile based services, which is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices, could render our existing systems, app and services obsolete. Our success will depend, in part, on our ability to develop, innovate, license or acquire leading technologies useful in our business, enhance our existing solutions, develop new solutions and technology that address the increasingly sophisticated and varied needs of our current and prospective users, and respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner. Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not successfully use new technologies effectively or adapt our proprietary technology and app to user requirements or emerging industry standards on a timely basis. Our ability to remain technologically competitive may require substantial expenditures and lead time. If we are unable to adapt in a timely manner to changing market conditions or user requirements, our business, financial condition and results of operations could be seriously harmed.

We depend on the continued growth and reliability of the internet, global positioning systems, ridesharing services and apps.

The recent growth in the use of apps and ridesharing services may cause periods of decreased performance for many ridesharing services, internet providers, apps and related service providers. If app and ridesharing usage continues to grow rapidly, the infrastructure these services are reliant upon (i.e. the internet, global positioning systems, and telecommunications networks and devices) may not be able to support these demands and therefore performance and reliability may decline. Decreased performance with respect to some or all of these critical components of our business model has also been attributed to illegal attacks by third parties. If outages or delays occur frequently or increase in frequency, or businesses are not able to protect themselves adequately from such illegal attacks, the market for mobile apps, ridesharing services and related technologies could grow more slowly or decline, which may reduce the demand for our Rideshare Platform and related services.

Our business is dependent upon consumers renting our Fleet Management vehicles, using our Rideshare Platform and related services and if we fail to obtain broad adoption, our business would be adversely affected.

Our success will depend on our ability to monetize our fleet of vehicles and our Rideshare Platform, ensuring our Rideshare Platform is fully functional and reliable as intended, operate and educate consumers regarding the benefits of renting vehicles for ridesharing opportunities, and persuade them to adopt YayYo! and/or “Rideshare” as their “go to” ridesharing vehicle rental service provider. We do not know if our products and services will be successful over the long term and market acceptance may be hindered if our Rideshare platform doesn’t function efficiently and/or our user experience isn’t compelling and financially beneficial to our users. If consumers do not adopt and use our Rideshare Platform and related services, we will not be able to generate revenues and our financial condition will suffer as a result.

International expansion of our business exposes us to market, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States.

Our business strategy includes eventual international expansion. Adapting our Rideshare Platform to function internationally and doing business internationally involves a number of risks, including: (i) multiple, conflicting and changing laws and regulations such as tax laws, privacy laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses; (ii) obtaining regulatory approvals where required; (iii) requirements to maintain data and the processing of that data on servers located within such countries; (iv) complexities associated with managing multiple payment processing methods and multiple ridesharing service providers; (v) natural disasters, political and economic instability, including wars, terrorism, political unrest, outbreak of disease, protests, boycotts, curtailment of trade and other market restrictions; and (vi) regulatory and compliance risks that relate to maintaining accurate information and control over activities subject to regulation under the United States Foreign Corrupt Practices Act of 1977 (“FCPA”), U.K. Bribery Act of 2010 and comparable laws and regulations in other countries. Any of these factors could significantly harm our future international expansion and operations and, consequently, our ability to generate revenue and results of operations.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or users, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we and our third-party billing and collections providers and ridesharing service partners may collect and store sensitive data, including legally-protected personal information. We may also process and store and use additional third-parties to process and store, sensitive intellectual property and other proprietary business information, including that of our customers and collaborative partners. While we intend to implemented data privacy and security measures that will be compliant with applicable privacy laws and regulations, future security breaches could subject us to liability for violations of various laws, rules or regulations, civil liability, government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.

We may become a party to intellectual property litigation or administrative proceedings that could be costly and could interfere with our ability to focus on our operating business segments.

The technology industry has been characterized by extensive litigation regarding patents, trademarks, trade secrets, and other intellectual property rights, and companies in the industry have used intellectual property litigation to gain a competitive advantage. It is possible that U.S. and foreign patents and pending patent applications or trademarks controlled by third parties may be alleged to cover our products or services, or that we may be accused of misappropriating third parties’ trade secrets. Additionally, our products may include hardware and software components that we purchase from vendors and may include design components that are outside of our direct control. Our competitors, many of which have substantially greater resources and have made substantial investments in patent portfolios, trade secrets, trademarks, and competing technologies, may have applied for or obtained, or may in the future apply for or obtain, patents or trademarks that will prevent, limit or otherwise interfere with our ability to make, use, sell and/or export our products and services or to use product names. We may become a party to patent or trademark infringement or trade secret related disputes or litigation as a result of these and other third party intellectual property rights being asserted against us. The defense and prosecution of these matters are both costly and time consuming. Vendors from whom we purchase hardware or software may not indemnify us in the event that such hardware or software is accused of infringing a third party’s patent or trademark or of misappropriating a third party’s trade secret.

Further, if such patents, trademarks, or trade secrets are successfully asserted against us, this may harm our business and result in injunctions preventing us from selling our products, license fees, damages and the payment of attorney fees and court costs. In addition, if we are found to willfully infringe third party patents or trademarks or to have misappropriated trade secrets, we could be required to pay treble damages in addition to other penalties. Although patent, trademark, trade secret, and other intellectual property disputes in the technology industry have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. We may be unable to obtain necessary licenses on satisfactory terms, if at all. If we do not obtain necessary licenses, we may not be able to redesign our Rideshare Platform or related services in order to avoid infringement.

Additionally, in the future we may need to commence proceedings against others to enforce our patents or trademarks, if applicable, or to protect our copyrights, trade secrets or know how, trade secrets or know how, or to determine the enforceability, scope and validity of the proprietary rights of others. These proceedings would result in substantial expense to us and significant diversion of effort by our technical and management personnel. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. We may not be able to stop a competitor from marketing and selling products that are the same or similar to our products and services or from using product or service names that are the same or similar to ours, and our business may be harmed as a result.

We may face claims from companies that incorporate open source software into their products or from open source licensors, claiming ownership of, or demanding release of, the source code, the open source software or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to cease offering our Rideshare Platform unless and until we can re-engineer it to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully. These risks could be difficult to eliminate or manage, and, if not addressed, could harm our business, financial condition and operating results.

Our use of “open source” software could adversely affect our ability to offer our services and subject us to possible litigation.

We use open source software in connection with our technology development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms. Some open source licenses require users who distribute software containing open source to make available all or part of such software, which in some circumstances could include valuable proprietary code of the user. We intend to monitor the use of open source software and will try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose proprietary source code or pay damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop products and services that are similar to or better than ours.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our Rideshare online platform and related services less attractive and reliable.

Internet usage and mobile app usage could decline if any well-publicized compromise of security occurs. Hacking involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions, loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our products and services and related systems upon which our products and services is reliant against hackers. There can be no assurance that any measures we may take will be effective. Security breaches could have a material adverse effect on our business. In addition, the inadvertent transmission if computer viruses or other digital problems could expose us to a material risk of loss or litigation and possible liability, as well as materially damage our reputation and decrease our user base.

We currently have a small sales and marketing organization. If we are unable to expand our direct sales force in the U.S. to promote our services and related products, the commercial appeal and brand awareness for our products and services may be diminished.

We currently have a small sales and marketing organization. The Company may expand the core sales and marketing team to oversee the sales and marketing of our “YayYo!” business.   We will incur significant additional expenses and commit significant additional management resources to expand and grow our sales force. We may not be able to build on the expansion of these capabilities despite these additional expenditures. If we elect to rely on third parties to sell our products in the U.S., we may receive less revenue than if we sold our products directly. In addition, although we would intend to diligently monitor their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop and expand our own sales force or collaborate with a third party to sell our products, we may not be able to operate our products and/or services which would negatively impact our ability to generate revenue. We may not be able to enter into any marketing arrangements on favorable terms or at all. If we are unable to enter into a marketing arrangement for our products, we may not be able to develop an effective sales force to successfully operate our products and/or services. If we fail to enter into marketing arrangements for our products and are unable to develop an effective sales force, our ability to generate revenue would be limited.

Risks Related to this Offering

Our Offering differs significantly from an underwritten initial public offering.

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;
•	While we intend to list on the Nasdaq there can be no assurance that we will satisfy the listing requirements;
•	Immediately following the SEC’s qualification of this Offering, shares of our Common Stock will not be listed on the Nasdaq or any other securities exchange market;
•	Immediately following the qualification of this Offering by the SEC, there will be no active trading market for our Common Stock;
•	Additionally, because there are no underwriters, there is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;
•	Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and
•	We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our Common Stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our Common Stock.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and may adversely affect your ability to sell your Common Stock.

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the market price of our Common Stock. Following this Offering, the public price of our Common Stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able to satisfy listing requirements of Nasdaq to obtain or maintain a listing of our Common Stock.

If our Common Stock is listed on Nasdaq or the OTCQX Market, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from Nasdaq or the OTCQX Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to the Offering Statement, and then file a Form 8-A in order to register our shares of Common Stock under the Securities Exchange Act of 1934, as amended. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our Common Stock on Nasdaq or the OTCQX Market. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

If we fail to meet the minimum requirements for listing on Nasdaq, we intend to seek to have our Common Stock quoted on the OTCQX. The OTCQX is not a stock exchange, and if our Common Stock trades on the OTCQX there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares of Common Stock offered hereby are sold, investors in this Offering will own less than 10% of the then outstanding shares of Common Stock but will have paid over 97% of the total consideration for our outstanding shares, resulting in a dilution of ($6.59) per share. See “Dilution” and “Description of Securities” within this Offering Circular.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter's due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment, and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the ridesharing services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

No active market for our Common Stock exists or may develop, and you may not be able to resell your Common Stock at or above the initial public offering price.

Prior to this Offering, there has been no public market for shares of our Common Stock. We anticipate that we will apply for quoting of our common stock on the Nasdaq or the OTC Markets or an approved secondary marketplace upon the qualification of the Offering Statement of which this Offering Circular forms a part. However, there can no assurance that our Common Stock shares will be quoted. If no active trading market for our Common Stock develops or is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the market price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our Common Stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	actual or anticipated adverse results or delays in our research and development efforts;

•	our failure to operate our business;

•	unanticipated serious safety concerns related to our business;

•	adverse regulatory decisions;

•	legal disputes or other developments relating to proprietary rights, including trademarks, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•	changes in laws or regulations applicable to our business and the ridesharing industry;

•	our dependence on third parties;

•	announcements of the introduction of new products and services by our competitors;

•	market conditions in the ridesharing or transportation sectors;

•	announcements concerning product development results or intellectual property rights of others;

•	future issuances of our Common Stock or other securities;

•	the addition or departure of key personnel;

•	actual or anticipated variations in quarterly operating results;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	our failure to meet or exceed the estimates and projections of the investment community;

•	issuances of debt or equity securities;

•	sales of our Common Stock by us or our stockholders in the future;

•	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•	ineffectiveness of our internal controls;

•	general political and economic conditions;

•	effects of natural or man-made catastrophic events;

•	other events or factors, many of which are beyond our control; and

•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our business segments;

•	any intellectual property infringement lawsuit in which we may become involved;

•	regulatory developments affecting our business and industry; and

•	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our semi-annual operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in your best interests or those of our other stockholders.

As of the date of this Offering Circular, our directors, executive officers and principal stockholders beneficially owned, in the aggregate, approximately 88% of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert significant influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $50,000,000 and estimated expenses of $5,000,000, the total net proceeds to us would be $45,000,000, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Marketing & Customer Acquisition Incentives	$2,000,000	$1,500,000	$1,000,000	$500,000
Research & Development	$2,000,000	$1,500,000	$1,000,000	$500,000
Professional Services	$2,000,000	$1,500,000	$1,000,000	$500,000
SG&A Expenses and Working Capital	$13,000,000	$9,750,000	$6,500,000	$3,250,000
Strategic Partnerships/Acquisitions	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Leased Vehicle Purchases	$23,000,0000	$17,250,000	$11,500,000	$5,750,000
Miscellaneous Operating Expenses	$3,000,000	$2,250,000	$1,500,000	$750,000
TOTAL	$45,000,000	$33,750,000	$22,500,000	$11,250,000

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

On December 31, 2017 there were an aggregate of 25,770,551 shares of Company Common Stock issued and outstanding.

Our net tangible book value as of December 31, 2017, was $673,241 or $0.03 per then-outstanding share of our Common Stock, based on 25,770,551 outstanding shares of Common Stock at December 31, 2017. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

If the maximum 6,250,000 shares of Common Stock in this Offering at the initial public offering price of $8.00 per share, after deducting approximately $5,500,000 in maximum sales commissions and other offering expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $45,173,251 or $1.41 per share as of December 31, 2017. This amount represents an immediate increase in pro forma net tangible book value of $1.38 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately ($6.59) per share to new investors purchasing shares of Common Stock in this Offering at a price of $8.00 per share.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $5,500,000, $4,125,000, $2,750,000 and $1,375,000, respectively):

Funding Level	$50,000,000	$37,500,000	$25,000,000	$12,500,000
Offering Price	$8.00	$8.00	$8.00	$8.00
Pro forma net tangle book value per Common Stock share before the Offering	$0.03	$0.03	$0.03	$0.03
Increase in per common share attributable to investors in this Offering	$1.38	$1.09	$0.76	$0.40
Pro forma net tangle book value per Common Stock share after the Offering	$1.4	$1.12	$0.79	$0.43
Dilution to investors	$6.59	$6.88	$7.21	$7.57
Dilution as a percent of Offering Price	82%	86%	90%	95%

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of $5,500,000, $4,125,000, $2,750,000 and $1,375,000, respectively), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid based on an average price of $0.0063 per share paid by existing stockholders and $8.00 per share paid by investors in this Offering.

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Shares Sold:
Existing Stockholders	25,770,551	80.5%	$4,516,820	8.3%
New Investors	6,250,000	19.5%	$50,000,000	91.7%
Total	32,020,551	100.0%	$54,516,820	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Shares Sold:
Existing Stockholders	25,770,551	84.6%	$4,516,820	10.7%
New Investors	4,687,500	15.4%	$37,500,000	89.3%
Total	30,458,051	100.0%	$42,016,820	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Shares Sold:
Existing Stockholders	25,770,551	89.2%	$4,516,820	15.3%
New Investors	3,125,000	10.8%	$25,000,000	84.7%
Total	28,895,551	100.0%	$29,516,820	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Shares Sold:
Existing Stockholders	25,770,551	94.3%	$4,516,820	26.5%
New Investors	1,562,500	5.7%	$12,500,000	73.5%
Total	27,333,051	100.0%	$17,016,820	100.0%

MANAGEMENT'S DISCUSSION & ANALYSIS OF

FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Overview

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities. The Company now operates as a “C” corporation formed under the laws of the State of Delaware.

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”). The Company operations are organized and consolidated into one reporting segment which encompasses the financial results of the Company’s two business segments- (i) the Fleet Management business and (ii) the Rideshare Platform.

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry from the development of the Metasearch App. As of the date of this Offering Circular, the Company’s operating business segments include (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, the Company seeks to become the leading provider of a standard rental vehicles to drivers in the ridesharing economy.

Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the Company ended December 31, 2017. The balance sheet as of December 31, 2017 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the Company’s financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Principles of consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”).

Summary of Results

Total Revenues.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Revenue for the 2017 fiscal year was $235,690. From June 21, 2016 (inception) to December 31, 2016, the Company generated no revenue.

From June 21, 2016 (inception) to December 31, 2016, the Company was a pre-revenue development stage company purposed to commercialize the ridesharing industry through the development and distribution of our planned YayYo! meta-search ridesharing mobile App. The Company generated no revenues from the Company’s inception on June 21, 2016 until October 31, 2016. On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry from the development of the Metasearch App. As of the date of this Offering Circular, the Company’s operating business segments include (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”).

Cost of Revenues.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Cost of revenues for the 2017 fiscal year were $213,111. From June 21, 2016 (inception) to December 31, 2016, the Company continued to be a developmental stage and, in conjunction with not having any operational revenue during such period, it incurred no Cost of Goods and Services Sold.

General and Administrative Expenses.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

General and administrative expenses for the 2017 fiscal year were $3,249,659, representing an increase of approximately 396% over the period from June 21, 2016 (inception) to December 31, 2016. From June 21, 2016 (inception) to December 31, 2016, general and administrative expenses were $654,651.

Selling and Marketing Expenses.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Selling and marketing expenses for the 2017 fiscal year were $86,098, representing a decrease of approximately 41% over the period from June 21, 2016 (inception) to December 31, 2016. From June 21, 2016 (inception) to December 31, 2016, selling and marketing expenses were $145,803.

Interest expense, net

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Interest and financing expenses for the 2017 fiscal year were $523,833. From June 21, 2016 (inception) to December 31, 2016, interest and financing expenses were nil.

Total Operating Expenses

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Total operating expenses for the 2017 fiscal year were $3,639,312, representing an increase of approximately 145% over the period from June 21, 2016 (inception) to December 31, 2016. From June 21, 2016 (inception) to December 31, 2016, total operating expenses were $1,483,709.

Net Loss.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

The net loss for the 2017 fiscal year was ($4,100,301), representing an increase of approximately 176% over the period from June 21, 2016 (inception) to December 31, 2016. From June 21, 2016 (inception) to December 31, 2016, the net loss was ($1,483,709).

Liquidity, Capital Resources and Plan of Operations

Financings and Securities Offerings

YayYo, Inc., Equity Offerings

In February 2018, the Company sold 22,500 shares of common stock to two investors for cash proceeds of $180,000.

During fiscal year 2017, the Company entered into a series of monthly vehicle leasing agreements with Acme Auto Leasing LLC (the “Lessor”), with an average lease term period of one (1) month per vehicle. As of December 31, 2017, the Company has total lease obligations in the amount of $1,593,291 (collectively, the “Finance Lease Obligations”).

On July 15, 2017, the Company and the Lessor entered into an agreement pursuant to which the Company agreed to issue additional consideration to the Lessor in the form of a restricted stock grant in the amount of 100,000 shares of common stock, in exchange for certain terms to be provided by the Lessor under all lease agreements entered into between the Lessor and the Company (the “Lease Side Agreement”).

From June 21, 2016 (inception) to December 31, 2016, the Company raised an additional $175,400 from the funds subscribed to under SAFE agreements with 28 unaffiliated investors. In addition, between December 2016 and January 17, 2016, we received subscriptions for $175,400 of our SAFE Shares from 28 investors in our Rule 506(b) private placement under Regulation D of the Securities Act, that, by their terms, automatically convert into 43,850 shares of our Common Stock as of the filing of this Offering Circular (at a conversion price of $4.00 per share). We terminated such private placement on January 17, 2017. On March 17, 2017 our SAFE Shares were automatically converted into 43,850 shares of our common stock.

Bellridge Capital, L.P., Transactions

In December 2017, the YayYo, Inc., issued a senior secured promissory note to Bellridge Capital, L.P., in the original principal amount of $222,222 (the “First Note”). As an inducement for the secured parties to extend the loan as evidenced by the First Note and to secure complete and timely payment of the First Note, YayYo, Inc., as borrower, issued and granted a security interest in all the assets of the YayYo, Inc., (including a pledge of securities, owned as of record and beneficially by the YayYo, Inc., in the wholly-owned subsidiaries of the Company) and its subsidiaries, existing as of the date of issuance of thereafter acquired.

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Bellridge Capital, L.P., an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”) and (ii) warrants to acquire up to an aggregate of 1,500,000 shares, with an exercise price of $4.00 per share (the “Warrant Shares”) of Common Stock (defined below) of the Company (the “Warrants”) and 150,000 commitment shares of common stock, par value $0.000001 per share, (“Common Stock”) of the Company (the “Commitment Shares”) for an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. The Warrants expire five years from the date of issuance. Further, the Company paid $178,228 of issuance costs associated with the Second Note.

YayYo, Inc., obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes.

In accordance with the Second Note Offering, the Company has agreed to pay Aegis Capital Corp., as placement agent (“Aegis”) a cash placement fee (the “Placement Agent’s Closing Fee”) payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of the Warrants or options sold in the Second Note Offering equal to 8% of the aggregate cash exercise price received by the Company upon such exercise, if any  (the “Placement Agent’s Fee”). As additional compensation for the services to be provided by Aegis, as the placement agent and investment banker, the Company shall issue to Aegis or its designees at the Closing, warrants (the “Aegis Warrants”) to purchase such number of shares of common stock of the Company (“Placement Agent Warrant Shares”) equal to 8% of the aggregate number of securities placed in the Second Note Offering, plus any securities underlying any convertible securities placed in the Second Note Offering to such purchasers. The Aegis Warrants shall have the same terms, including exercise price and registration rights, as the warrants issued to investors in the Second Note Offering.

Distinct Cars, LLC

As of the date of this Offering Circular, Distinct Cars, LLC, as lessee, entered into a series of open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with an approximate lease term of 36 months (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $373.01 per month to $621 per month (with only 9 vehicles out of approximately 150 exceeding $373.01 per month). At the end of the term of the Lease Agreement, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

Distinct Cars, LLC has completed a debt round of financing pursuant to which Distinct Cars raised aggregate gross proceeds in the amount of $252,667 from twenty-nine accredited investors in exchange for senior secured promissory notes issued by Distinct Cars (each a “Distinct Cars Note” and collectively, the “Distinct Cars Notes”). The maturity date under the Distinct Cars Notes is third-six (36) months from the date of issuance (the “DCN Maturity Date”). The principal amount under the Distinct Cars Notes ranges from a minimum amount of $5,000 per Distinct Cars Note up to $20,000 per Distinct Cars Note. The Distinct Cars Notes accrue interest at a rate of 8% per annum with interest due and payable upon the DCN Maturity Date. The principal amount and any unpaid and accrued interest thereunder is due and payable in twelve (12) quarterly installments commencing upon January 1, 2018. The Distinct Cars Notes are secured by a senior secured priority lien in the equity of the fleet of leased automobiles acquired under the Lease Agreements (see Lease Agreements above) subject to subordination in priority lien status to the purchase money security interest held by the lessor under the Lease Agreements. In addition to the total amount of principal and interest owing under the Distinct Cars Note, upon execution of the Distinct Cars Note and placement of funds the holder shall receive a stock grant (the “Stock Grant”) of YayYo Inc., common stock (the “Parent Shares”) in an amount equal to 100% of the principal sum as calculated by a price of $4.00 per share with 30% coverage. The Stock Grant is offered pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act of 1933.

X, LLC

During the fiscal year ended December 31, 2017 and the periods from June 21, 2016 (inception) to December 31, 2016, X, LLC, a limited liability company owned by Ramy El-Batrawi,our controlling stockholder and Chief Executive Officer and director of the Company, issued to the Company advances of a total of $50,000 and $75,000. As of December 31, 2017, $125,000 of these loan advances were repaid in full. The loan advances were non-interest bearing and due upon demand. At December 31, 2017 and December 31, 2016, the amount due to X, LLC, as holder of the note was $0 and $75,000, respectively.

Chase Financing, Inc.

On January 6, 2017, the Company received $50,000 from Chase Financing, Inc., (“CFI”) and issued its 10% original issue discount senior secured convertible note in the amount of $55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017, the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note”). Subsequent to the Second CFI note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of 427,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). As a result, the Company is obligated to repay CFI a total of $113,888 in principal plus all accrued interest thereon to CFI under the CFI Notes on or before the stated maturity dates, subject to extension per the terms.

Pursuant to the terms, the CFI Notes were secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and were convertible at the option of the holder into shares of our Common Stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our Common Stock during the twenty (20) trading days immediately prior to the date of conversion. In an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share.

Concurrently with the execution of the CFI Letter Agreement and the First CFI Note, as additional collateral to secure the repayment of the CFI notes by the Company, Ramy El-Batrawi, our founder, Chief Executive Officer, Director and control person of our principal stockholder, X, LLC (an entity wholly owned by Mr. El-Batrawi), entered into a Limited Recourse Guaranty and Pledge Agreement with CFI (the “Guaranty and Pledge Agreement”), pursuant to which X, LLC agreed to unconditionally and irrevocably guarantee the Company’s repayment of the CFI Notes, and pursuant to which X, LLC pledged up to 300,000 shares of our Common Stock held of record and beneficially owned by X, LLC.

In addition to the Guaranty & Pledge, on January 6, 2017, X, LLC (an entity wholly owned by Mr. El-Batrawi) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our Common Stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of one dollar ($1.00). Under the Stock Purchase Agreement, and in addition to the 200,000 shares of Common Stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our Common Stock, held as of record and beneficially by X, LLC, equal to two percent (2%) of the number of shares of Common Stock issued or underlying Common Stock Equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial three (3) months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three (3) months. As of December 31, 2017, the CFI Notes have been repaid in full by the Company.

Since inception, our principal sources of operating funds have been proceeds from equity financing including the sale of our Common Stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Current Plan of Operations

Our plan of operations is currently focused on the development of our operating business segments: (i) our Rideshare Platform offered through the Company’s wholly-owned subsidiary Rideshare, and (ii) our Fleet Management business, made commercially available through the Company’s wholly-owned subsidiary Distinct Cars. We expect to incur substantial expenditures in the foreseeable future for the potential operations of our business segments and ongoing internal research and development. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. Our Rideshare Platform will require extensive technical evaluation, potential regulatory review and approval, significant marketing efforts and substantial investment before it or any successors could provide us with any revenue. Further, we intend to continue to build our corporate and operational infrastructure and to build interest in our product and service offerings.

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments would likely be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Credit Facilities

As of December 31, 2017, the Company had notes payable consisting of the following: (i) $445,000 in unsecured notes payable to an investor, accruing interest at 5% per annum, to be made due and payable as of March 31, 2019; (ii) $242,667 in unsecured notes payable to an investor, accruing interest at 8% per annum, with principal payments equal to 1/12 of the original balance plus interest due quarterly- due and payable from dates ranging from August 9, 2020 to December 11, 2020; (iii) $222,222 in unsecured notes payable to an investor, accruing interest at 6% per annum, to be made due and payable as of March 31, 2018. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

Capital Expenditures

As of December 31, 2017, the Company had capital expenditures in the amount of $2,119,246. $3,178 in computer equipment and $2,116,068 in leased vehicles.

From June 21, 2016 (inception) to December 31, 2016, the Company entered into agreements with developers and other service providers, including without limitation, the Dashride, Lexicon Labs, and various other service providers, vendors and consultants that require ongoing capital expenditures by the Company, some of which are current payable owed by the Company for services previously rendered in the Company’s behalf. We do not have any other contractual obligations for ongoing capital expenditures at this time. We may, however, purchase equipment and software necessary to conduct our operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

During fiscal year 2017, the Company entered into a series of monthly vehicle leasing agreements with Acme Auto Leasing, with an average lease term period of one (1) month per vehicle. As of December 31, 2017, the Company has total lease obligations in the amount of $1,593,291 (collectively, the “Finance Lease Obligations”). From June 21, 2016 (inception) to December 31, 2016, our Finance Lease) our Finance Lease Obligations were nil.

As of the date of this Offering Circular, we do not employ any software engineers or developers to write code for our App or otherwise create the technology upon which our App is based. Our entire development efforts and operations with respect to our App and accompanying technology is based on a commercial license agreement with a leading technology development firm (the “License Agreement”), which is the sole foundation for all of the Company’s technology capabilities. In developing our App, we engaged the services of a third-party outsourced technology development firm (the “Dashride”), that is a developer of ride sharing technology platforms, and, while we own the work product of the Dashride that was custom built for the Company (the “Company Work Product”), such work product is integrated with and entirely reliant upon our license to use the Dashride’s proprietary technology platform (the “Licensed Technology”), in which we have no rights or ownership interest and which is necessary for our App (and the Company Work Product) to function. Moreover, we have not yet secured a source code escrow for the Company Work Product but intend to establish a source code escrow for the Company’s Work Product. As a result, we are reliant upon the Dashride and the Licensed Technology for the operation and functioning of our App, and therefore our business. Any dispute with the Dashride or under the License Agreement or claims by the Dashride as to the ownership of the Company Work Product, for whatever reason and on any basis, with or without merit, would currently have a significant and material adverse impact on our business and ability to conduct operations. As of the date of this Offering Circular, the License Agreement has been terminated by the Company.

On September 28, 2016, we engaged the services of Lexicon Labs by entering into a product management proposal (the “Product Management Proposal”), to oversee and manage the development our App and assist with product development services in the form of (a) design and development services to provide iOS operating system capabilities for our mobile App, (b) design and development for a web registration portal for on-boarding new users, and (c) development of web administration applications to allow high level team members to be able to track user analytical information. Pursuant to the terms and conditions of the Project Management Proposal, all intellectual property rights created under the Product Management Proposal, including all right, title and interest to all code and designs, and documentation will be transferred to the Company. Pursuant to our agreement with Lexicon Labs, we have agreed to pay Lexicon Labs compensation in the form of a monthly project manager fee of $10,000, plus, following the completion of the project by Lexicon Labs, we have agreed to issue to Lexicon Labs an option to purchase up to one-percent (1%) of the issued and outstanding Common Stock of the Company at the time of the options exercise. On November 16, 2016, the Company adopted and ratified the terms of the Product Management Proposal and accepted the benefits of such arrangement on behalf of the Company. As of the date of this Offering Circular, the Company has terminated the Product Management Proposal.

Off-Balance Sheet Arrangements

The Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion. As of December 31, 2017, the convertible note has been repaid and there is no derivative financial instrument.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer's fiscal year.

BUSINESS

Corporate History

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). Pursuant to the Conversion, the members of YayYo, LLC have assigned, transferred, exchanged and converted their respective limited liability company membership interests of YayYo, LLC to the Company in exchange for common stock shares (“Common Stock”) of the Company. All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities upon the filing of the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation” with the State of Delaware pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware.

Our mailing address is YayYo, Inc., 433 North Camden Drive, Suite 600, Beverly Hills, California 90210 and our telephone number is (310) 926-2643. Our website address is www.yayyo.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Business Overview

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”). Until June 31, 2017, we were focused on the development and commercialization of a single sign-on metasearch “ridesharing” application for smartphone users that seeks to provide price comparison and bookings of available ridesharing and taxi services along with select limousine and other public and/or private transportation services (“Metasearch App”).

As of the date of this Offering Circular, the Company has completed the development of the Metasearch App, however, its successful deployment and function is dependent on the availability of data from the major ridesharing companies (such as Uber and Lyft) known as an application programming interface (“API”). The Metasearch App has been completely developed and is only missing API access to be at full functionality. Thus far, the industry leaders, Uber and Lyft have been reluctant to provide an API to the Company for purposes of supporting the Metasearch App. Due to the API issues and foregoing technical limitations which are beyond the Company’s control, the Company explored additional opportunities in the ridesharing economy space. While the Company has not completely abandoned the Metasearch App, as of the date of this Offering Circular, the Company has no further intentions to continue the development of the Metasearch App or to continue dedicating human resources or financial capital of the Company to the commercialization of the Metasearch App.

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry from being an exclusive provider of transportation networks systems towards a more diversified operating company with a direct focus on the vehicle rental business and a related transportation network system. As of the date of this Offering Circular, the Company’s operating business segments include (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, the Company seeks to become the leading provider of a standard rental vehicles to drivers in the ridesharing economy.

Rideshare Rental E-Commerce Platform

On October 31, 2017, the Company created the wholly-owned subsidiary, Rideshare to incubate the concept of Rideshare Platform, a proprietary, peer-to-peer booking platform to rent standard passenger vehicles to self-employed ridesharing drivers. The Company has now deployed and launched the Rideshare Platform on the Company’s e-commerce website Ridesharerental.com (http://www.Ridesharerental.com). Further, the Rideshare Platform also commercially markets the Company’s own fleet of cars as well as other fleet owners and selected individual car owners. The Rideshare Platform bookings service provides all standard passenger car owners with a financial opportunity to monetize personally owned vehicles by renting them out to ridesharing economy drivers. Our business strategy with our operating Rideshare Platform is to continue developing our brand equity around becoming the premiere peer-to-peer TNC vehicle rental business for the ridesharing economy that matches the owners and/or operators of passenger vehicles (including the Company’s fleet of maintained vehicles) to existing or prospective ridesharing economy drivers. The Company initially launched the Rideshare Platform in Los Angeles, CA and intends to launch in additional cities.

The Rideshare Platform leverages technology to connect the owners and/or operators of standard passenger vehicles (including the Company’s fleet of maintained vehicles) to existing or prospective ridesharing drivers. The platform’s functionality provides ridesharing drivers with access to certain data emitted from their respective Company rental vehicle(s) through a personal Rideshare rental dashboard. Vehicle owners can also access and manage data emitted from their personal vehicle(s) under rental to a third-party from the Rideshare Platform inventory dashboard and can further manage the other aspects of the vehicle rental transaction through the Rideshare Platform. Further, customers renting vehicles on the Rideshare Platform can also access rental extension options through the Rideshare Platform. All transactional aspects of the rental vehicle(s) (including, but not limited to, background checks, terms, deposits and insurance costs) are run securely through the Rideshare Platform. In addition, our Rideshare website located at Ridesharerentals.com (http://www.ridesharerental.com) not only effectively monetizes Company-owned vehicle fleets, made available under our Fleet Management business, but also generates revenue by charging transactional fees to other vehicle owners and ridesharing economy drivers for all rental transactions consummated on the Rideshare Platform. The Rideshare Platform is available on desktop, iOS and Android devices. The development and functionality of our mobile applications are a material component to our business as drivers are more likely to transact via mobile devices.

Most importantly, all standard passenger vehicles made available on the Rideshare platform are fully qualified by the Company and guaranteed to meet the necessary Ridesharing Qualification Requirements imposed on ridesharing economy drivers by the private ridesharing TNCs. The Company mission seeks to put more prospective ridesharing drivers on roadways by providing ridesharing drivers with fully inspected vehicle offerings that are guaranteed to meet the Ridesharing Qualification Requirements.

Further, the Company’s car liability and physical damage insurance policies (“Company Insurance Policies”) cover both third-party vehicle owners as well as ridesharing drivers under rental contract. The Company Insurance Policies provide insurance on all listed Rideshare rental vehicles, provided that the Company Insurance Policy coverage is suspending during periods when the ridesharing driver under rental contract with the Company is actively operating on either the Uber or Lyft platform. During these periods when ridesharing drivers are actively operating Rideshare rental vehicles on either the Uber or Lyft platforms, coverage under the Company Insurance Policies are subordinate to the vehicle insurance coverage provided by Uber, Lyft or such other TNCs.

The Company believes that due to the development of the ridesharing economy and its anticipated growth trajectory, the commercial ridesharing economy market will reward the Company as an early entrant to the third-party vehicle rental business. Under the Rideshare Platform we intend to become the go-to booking destination and brand for ridesharing economy vehicle rentals in a TNC marketplace that connects owners and/or operators of standard passenger vehicles with ridesharing economy drivers. We believe that our product and service offerings on the Rideshare Platform will continue to be an attractive proposition for all ridesharing economy drivers either simply requiring a standard passenger vehicle to operate or otherwise struggling to qualify their personal vehicles under the Vehicle Inspection Requirements. Further, we believe that the Company will require additional capital investment to continue funding Rideshare, the Rideshare Platform or ridesharerental.com (http://www.ridesharerental.com), including technology, payments and advertising, for purposes of continuing to develop and scale the Rideshare Platform and business. Further, we believe there is an immediate opportunity and necessity to grow and scale the Rideshare Platform in new geographical territories for purposes of developing and strengthening the Company’s brand and competitive advantage in the ridesharing economy vehicle rental market. For more information see “Risk Factors.”

Insurance Policy

As of the date of this Offering Circular, the Company together with a Managing General Underwriter (“MGU”) maintains an insurance policy of behalf of the Company. Under the policy the MGU will handle all back-end insurance generation and processing through an API connection with the Company’s databases. We believe that this MGU insurance policy has made it possible for us to launch our Rideshare Platform, which will also allow the Company to have other third-party fleet owners supply vehicles to drivers through our platform and have them covered under the terms of our insurance policy. Our insurance policy provides physical damage and liability coverage to all rideshare drivers and fleet owners under the Rideshare Platform. Under the terms of our policy, ridesharing drivers acquiring rental vehicles under our Rideshare Platform as well as owners of the rental vehicles are provided with an insurance ID card that lists each parties name and the vehicle VIN number. Further, customers to our Rideshare Platform pay daily (for the duration of the rental period) to become designated as a supplemental insured party under the Company’s insurance policy. Under the terms of our policy, insurance coverage is valid from the date of commencement of the rental period up until the date that the vehicle is returned.

Ambassador Referral Program

The Company has further enhanced the monetization of the Rideshare Platform by creating and deploying the Rideshare Rental Ambassador program. Drivers renting cars from our Rideshare Platform can join the Ambassador program and refer other potential drivers and prospective customers to rent from the Rideshare Platform, providing our customers with additional income opportunities. The Company has designed and deployed a referral commissions team matrix that allows for both depth and breadth of commissionable referrals for the participating driver. As participating drivers add additional referred drivers to their down line, they progress in gaining additional levels of commission rewards. Eventually they are able to earn a free vehicle rental from Rideshare as a premium reward. This program requires that the driver continues to rent their vehicle from Rideshare in order to continue receiving commissions from other drivers' rentals under the Ambassador’s down line. For further details on our Ambassador Referral Program, please visit http://www.Ridesharerental.com/company/ambassador-program-terms-conditions.

Fleet Management Business

On June 10, 2017, the Company formed the wholly-owned subsidiary, Distinct Cars for purposes of developing a fleet management business. The Company’s Fleet Management business maintains a fleet of brand new standard passenger vehicles to be subsequently rented directly to drivers in the ridesharing economy through the Rideshare Platform. The Company’s fleet of vehicles, under lease contract and maintained by Distinct Cars, as well as other third-party vehicles will be made commercially available for rental bookings on the Rideshare Platform as well as on other third-party e-commerce booking platforms and/or through strategic partnerships and relationships. The Company seeks to provide drivers in the ridesharing economy with full-service vehicle rentals and fleet contract maintenance solutions for commercial standard passenger vehicles.

The Company’s material operations for the Fleet Management business are primarily conducted in the State of California. As a provider of comprehensive, integrated vehicle rental and fleet management solutions, the Fleet Management business markets and manages short and long-term vehicle rentals to ridesharing economy drivers located in Los Angeles County.

The Company is focused on operating, developing and investing in its vehicle rental business with a focus on marketing directly to the peer-to-peer car sharing and ridesharing industry professionals. The Company is capable of meeting customers’ needs, including but not limited to a guaranty that all vehicles maintained under the Fleet Management business will comply with and pass the Ridesharing Qualification Requirements. Our Fleet Management product and service offering includes full-service vehicle rental(s) and contract maintenance, along with distribution center management and transportation management service. As of the date of this Offering Circular, the Company’s customer base is primarily ridesharing drivers located within Los Angeles County that are operating and performing driving services on behalf of a host of the private ridesharing TNCs (primarily Lyft and Uber). While our Fleet Management business is primarily concentrated within the State of California, Los Angeles County, the Company intends to aggressively expand our Fleet Management services and product offerings nationally.

In August 2017, following our announcement that we were shifting our primary corporate operations, we entered into a leasing arrangement for an initial group of twelve (12) vehicles, with the intent of testing our fleet management concept within the ridesharing industry. Following the Company’s proof on concept period, we expanded our Fleet Management business in December 2017 by adding an additional 135 vehicles to our fleet of vehicles. As of the date of this Offering Circular, our full-service vehicle rental and contract maintenance under our Fleet Management segment is the Company’s main operating line of business and primary revenue generating business segment. As of March 19, 2018, the Company Fleet Management business manages a fleet of approximately 150 vehicles under lease contract. During fiscal year 2017, professional ridesharing drivers contracted with private ridesharing TNCs for vehicle rental periods generally ranging from less than three days to six months. The rental vehicles made commercial available to customers by the Company are configured and guaranteed to be compliant with the Vehicle Inspection Requirements imposed on ridesharing vehicles by the private ridesharing TNCs (specifically, Uber and Lyft).

The Company believes that customers will rent vehicles offered by our Fleet Management business in order to reduce the complexity, cost and total capital associated with vehicle ownership. Further, we believe that due to our market focus on the ridesharing industry and the additional imposition of the Ridesharing Qualification Requirements imposed on ridesharing vehicles by the dominant private ridesharing TNCs, customers will be further incentivized to rent our Fleet Management vehicles to guarantee compliance with the Ridesharing Qualification Requirements.

Under a full-service rental agreement, the Company provides and fully maintains the vehicle, which is generally specifically configured to meet the Ridesharing Qualification Requirements. The services provided under full-service rental and contract maintenance agreements generally include preventive and regular maintenance, advanced diagnostics, emergency road service, fleet services, and safety programs, through our company-operated facilities.

Fleet Management Software

The Company has been an early adopter of technologies to leverage the Fleet Management business. To ensure that the Company’s fleet of vehicles meet and comply with the Ridesharing Qualification Requirements and transmit relevant data our customers, the Company has fit its Fleet Management vehicles with fleet management GPS solution software, providing open platform fleet management solutions to businesses of all sizes. These full-featured solutions help the Company manage their drivers and vehicles by extracting accurate and actionable intelligence from real-time and historical location trip data. The telematics solutions for fleet optimization provide our Fleet Management vehicles with fitted software analytics and data involving (i) fuel efficiency; (ii) management of vehicle maintenance and (iii) prevention of vehicle wear and tear.

Strategic Partnerships

The Company has entered into a strategic partnership relationship with Hyundai USA, a subsidiary of the Hyundai Motor Group. Hyundai provides and sells its vehicles in the United States through its subsidiary Hyundai USA (collectively, “Hyundai”).

In June of 2017, the Company entered into a strategic partnership arrangement with Hyundai for purposes of entering into a fleet purchase program. Hyundai has agreed to a partnership arrangement with the Company under Hyundai’s special fleet pricing. The Hyundai program will provide the Company with competitive pricing options (or best available pricing) below manufacturer suggested retail prices (“MSRP”) on all purchases for brand-new Hyundai vehicles and priority status on the availability and delivery of all Hyundai vehicles under contract with the Company. The vehicles are currently purchased by ACME Auto Leasing and leased to the company at favorable terms over a 3-year period, with $1 residual purchase at the end of the three years. In exchange for the favorable terms the company has granted 350,000 common shares to ACME.

  The Company believes that this strategic partnership with Hyundai is a key relationship for the going concern of the Company’s continuing operations. Any termination or suspension of our strategic partnership with Hyundai would have a material impact on the Company’s operating expenses. For more information please see the section entitled “Risk Factors.”

 The Company has also entered into a relationship with Penske Automotive Group, Inc., (“Penske Automotive”). Penske Automotive is a global transportation services company that operates automotive and commercial truck dealerships principally in the United States, Canada and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand.

In June of 2017, the Company has entered into a strategic arrangement with dealerships owned by Penske Automotive for purposes of providing fleet management services to the Company. Services provided and offered to the Company by Penske Automotive include finalizing all registration of vehicles bought through the dealership for the Company for purchased vehicles and the delivery of all brand-new Hyundai vehicles to the Company. The Company arrangement with Penske Automotive is non-exclusive and the Company intends to enter into several similar arrangements with national car dealerships in the future in order to acquire and enter into similar vehicle leasing arrangements.

The Ridesharing Industry

At the most basic level, real-time ridesharing is a service that arranges one-time shared rides on short notice. Traditionally, ridesharing arrangements between two or more unrelated individuals for commuting purposes have been relatively inflexible, long-term arrangements. These commuting arrangements will establish reasonably fixed departure time schedules and driving responsibilities. The complexity of work and social schedules and the perceived increase in vehicle trip complexity, such as trip chaining, has made this type of commuting arrangement much less desirable. “Real-time” ridesharing attempts to provide added flexibility to ridesharing arrangements by allowing drivers and passengers to partake in occasional shared rides. The internet-connected, global positioning system (“GPS”) enabled device automatically detects your current location, takes the home location that you have programmed in previously and searches the database for drivers traveling a similar route and willing to pick up passengers. According to Wikipedia.org, “real-time” ridesharing is defined as “a single, or recurring ridesharing trip with no fixed schedule, organized on a one-time basis, with matching of participants occurring as little as a few minutes before departure or as far in advance as the evening before a trip is scheduled to take place”.

A number of TNCs located in San Francisco premiered apps for real-time ridesharing in early 2010, several TNCs were introduced that were advertising as ridesharing, but in fact dispatched commercial operators similar to a taxi service. Transportation industry experts have frequently referred to these services as “ridesourcing” to clarify that drivers do not share a destination with their passengers. Rather, the “ridesourcing” app simply outsources rides to available commercial drivers. In 2013 an agreement was reached with California Public Utilities Commission creating a new category of service called “Transportation Network Companies” or “TNCs” to cover both real-time and scheduled ridesharing companies. Transportation Network Companies have faced regulatory opposition in many other cities, including Los Angeles, Chicago, New York City, and Washington, D.C, among others.

“Ridesharing” has been controversial, variously criticized as lacking adequate regulation, insurance, licensure, and training. One of the main so-called ridesharing (but actually ridesourcing) firms, Uber, was banned in Berlin and a number of other European cities. Opposition may also come from taxi companies and public transit operators because they are seen as alternatives. Early real-time ridesharing projects are believed to have begun in the 1990s, but they faced obstacles such as the need to develop a user network and a convenient means of communication. Gradually the means of arranging the ride shifted from telephone to internet, email, and smartphone; and user networks were developed around major employers and universities. As of 2006, the goal of taxi-like responsiveness still generally eluded the industry; “next day” responsiveness was generally considered the state of the art.

The term “ridesharing” was starting to become a misnomer, they’re a lot more like successful private cab or taxi businesses that cater to a smartphone-toting clientele and actively rival traditional cab or taxi companies and having reliable and affordable door-to-door transportation in general can help expand car-free living. Given the fast rise of smartphone adoption globally, ridesharing’s success doesn’t come as a surprise. But there are many reasons why customers prefer to book those services versus taxis. Among those are a clear overview of pricing prior to booking, the ease and convenience of “one-tap” rides, the ability to monitor and follow drivers on map displayed on the user’s smartphone, the convenience of a cashless transaction, fare splitting, and feedback options. The premier and probably most well know ridesharing service, Uber, was born when its founders became annoyed that they could not get a taxi in Paris. By eliminating the antiquated taxi dispatch system through technology (call and book taxi, call to request driver’s location, call when taxi doesn’t arrive), the founders of Uber created an innovative technology alternative to the traditional taxi dispatch system that has been widely adopted by users worldwide. By eliminating a key piece of the supply chain and streamlining efficiencies for the users, Uber was able to completely disrupt a century-old taxi industry. In essence, Uber & Lyft are really the two companies that dominate the market and Uber so far has won across the board: access, driver experience, customer experience, brand and funding.

The growth of the ridesharing economy has resulted in increasing consumer demand for ridesharing services, provided by Transportation Network Companies (“TNCs”) such as Lyft, Gett and Uber, that offer a ridesharing economy service through mobile applications.

Ridesharing apps connect people who need a ride with people who have a vehicle and time to drive - notably, not necessarily people who are licensed taxi drivers. Ridesharing TNCs like Lyft, Gett and Uber provide a smartphone app that lets consumers hail a ride, set their destination, and pay without leaving the app itself. The benefits to the consumer is ease of use, availability of rides, and sometimes lower prices than traditional taxis. Many companies require at least some sort of certification for the drivers and take a portion of the drivers’ fares. Ridesharing drivers can choose when they work (though they can receive bonuses for logging a certain number of hours) and provide their own vehicles. In the United States, ridesharing companies argue that the work-when-you-want arrangement qualifies drivers as contractors, not employees. Despite legal battles and controversy over surge pricing, ridesharing companies have exploded in popularity, both in the U.S. and internationally. Early entrants in the TNC app space, like Uber and Flywheel, were founded around 2009. Overall, the industry has raised more than $10 billion in venture funding.

We believe that we have strong economic prospects by virtue of the following dynamics of the industry:

•	Continued Growth in Ridesharing Market. The ridesharing services market has grown faster, gone to more places and has produced robust growth and consumer traffic figures since commercial introduction in approximately 2009. The pace of growth is also picking up. It has been reported that Uber took six (6) years before it reached a billion rides in December of 2015, but it took only six (6) months for Uber to get to two billion rides. In the U.S., the number of users of ridesharing services is estimated to increase from 8.2 million in 2014 to 20.4 million in 2020, producing a compounded annual growth rate (“CAGR”) of approximately 13.92% over the seven-year period.

•	Globalization of Ridesharing. In the same vein, ridesharing which started as an experiment in California has grown into a global marketplace over a short period of time. Asia has emerged as a geographical territory to drive future growth. For example, Didi Chuang, the Chinese ridesharing company, completed 1.43 billion rides just in 2015 and it now claims to have 250 million users in 360 Chinese cities. Ridesharing is also acquiring deep roots in both India and Malaysia, and is making advances in Europe and Latin America, despite regulatory pushback.

•	Expanding Choices. Consumer options in ridesharing are expanding to attract an even larger audience, such as carpooling and private bus services. The expansion of consumer options has also attracted mass transit customers to more expensive luxury options. In addition, it has been reported that dominant TNC businesses are experimenting with pre-scheduled rides and multiple stops on single trip gain to meet customer needs. Our Fleet Management business and fleet of rental vehicles are designed to put more certified ridesharing vehicles on the roadways to meet the increasing consumer demand of the availability of ridesharing services.

Regulation of the Ridesharing Industry

In the current ridesharing marketplace, often times the TNCs (such as Uber or Lyft) generally takes the place of government in enforcing standards for drivers and vehicles, though two (2) states and the District of Columbia now have basic driver background and minimum insurance requirements in place for TNCs. Each TNC has its own regulations at the corporate level. However, in many instances, state, local or federal governments are beginning to seriously assess the ridesharing industry and it is likely that regulations and mandated standards are imminent. For more information see section “Vehicle Registration Requirements.”

Our Opportunity

The increasing demand for ridesharing services has produced an increase in demand by TNC businesses for more ridesharing drivers and vehicles on the road at any given time. The growing demographic of ridesharing drivers, as determined on a global basis, has drawn ridesharing drivers to the ridesharing marketing to perform services for a host of private TNC businesses focused on ridesharing, such as Uber and Lyft. The Company believes that private ridesharing TNC businesses are hiring more than 50,000 drivers a month to keep pace with the current commercial demand for ridesharing services.

Complicating this matter further, many potential ridesharing drivers drawn to the ridesharing market are being rejected or turned away from employment by the private ridesharing TNCs on account of the fact that many potential ridesharing driver’s personal vehicles are failing to meet the Ridesharing Qualification Requirements imposed on all ridesharing vehicles by the private ridesharing TNCs. Private ridesharing TNCs impose certain vehicle safety tests and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs. Generally, the TNCs impose certain standard requirements on all ridesharing drivers and their respective vehicles (the “Driver Qualification Requirements”) as well as additional vehicle safety tests, inspections and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs (the “Vehicle Qualification Requirements”, together with the Driver Qualification Requirements, the “Ridesharing Qualification Requirements”). For more information see “Ridesharing Qualification Requirements”. The Company estimates that approximately 30%-50% of potential ridesharing drivers do not own or have rights or access to a car or vehicle that will meet the Ridesharing Qualification Requirements. Further, the Company believes that this issue surrounding the Ridesharing Qualifications Requirements are exacerbating the problem and resulting in a shortfall of ridesharing drivers on the road at any given time. Private ridesharing TNCs have responded to this issue by actively pursuing programs to get eligible ridesharing drivers into qualified cars that meet the Ridesharing Qualification Requirements. The Company believes that the TNC line of business and immense capital requirements in developing a fleet management business to service the growing ridesharing industry on such a large scale will restrict the ability of the private ridesharing TNCs to dominate the ridesharing vehicle rental market. Further, despite the financial resources and scale of the dominant TNCs in the ridesharing business, the Company believes that third-party vehicle rental providers are a necessity to the growth and service of a robust ridesharing market.

Ridesharing Qualification Requirements

The TNCs generally impose a host of requirements on potential ridesharing driver applicants seeking employment with TNCs such as Uber and/or Lyft. For example, prior to becoming a ridesharing driver, Uber and Lyft impose similar uniform requirements on all ridesharing vehicles and drivers. Generally, the ridesharing driver must meet the following standard requirements (collectively, the “Driver Qualification Requirements”):

•	The ridesharing driver must obtain a minimum age of 21 years old;
•	The ridesharing driver’s vehicle must be a four-door car made in year 2007 or newer (in most cities- 2002 or newer for Los Angeles, Orange County, San Francisco);
•	The ridesharing driver must have in-state auto insurance with the driver’s name on the policy;
•	The ridesharing driver must have an in-state driver’s license, licensed in the US for at least one year;

•	The ridesharing driver must have in-state plates with a current registration (commercial plates are acceptable as well);
•	The ridesharing driver must have a clean driving record;
•	The ridesharing driver must pass on the background check;
•	The ridesharing driver’s vehicle must pass the Cosmetic Qualification Requirements.

For example, prior to becoming an Uber driver, the company requires all potential ridesharing drivers of UberX, UberXL and UberPlus/UberSelect to meet the following vehicle requirements:

•	Access to a four-door car that is year 2007 or newer (in most cities- 2002 or newer for Los Angeles, Orange County, San Francisco);
•	The vehicle is in good physical condition with no cosmetic damage;
•	No marketing or commercial branding is being outwardly displayed on the vehicle;
•	Passing score on the vehicle inspection.

In addition, the TNCs may impose cosmetic guidelines on all ridesharing vehicles providing ridesharing services on behalf of the private ridesharing company. Certain cosmetic features may prevent a potential ridesharing driver’s vehicle from qualifying under the vehicle inspection on account of the following: (i) the vehicle includes a full-body wrap containing advertisements, or any large ads; (ii) the vehicle has holes or damage to the exterior; (iii) the vehicle has taxi decals or taxi-style paint; (iv) the vehicle has significant damage to the interior (including any torn seats, large permanent stains, strong permanent odors); (v) the vehicle has paint oxidation; or (vi) the vehicle has different colored hoods/doors; (vii) the vehicle has objectionable aftermarket modification (collectively, “Cosmetic Qualification Requirements”).

In addition to the Driver Qualification Requirements, private ridesharing companies also require all potential ridesharing drivers to undergo a vehicle inspection test on all personal driver vehicles to be used by the potential ridesharing driver to perform ridesharing services on behalf of the private ridesharing company. In order to become a Uber or Lyft driver, a potential ridesharing driver’s vehicle generally must pass the 19-point vehicle inspection to confirm that it meets the private ridesharing companies requirements (the “Vehicle Qualification Requirements”, together with the Driver Qualification Requirements, the “Ridesharing Qualification Requirements”).

A 19-point inspection is a standard vehicle inspection procedure to check a car in 19 specific areas to ensure that it conforms to safety and operational requirements. While the 19 points are the same for different companies, their procedures differ slightly. The process also varies based on the geographical location where the inspection is performed. The 19 points of the vehicle checked for inspection include headlights, tail-lights, indicator lights, stop lights, foot brakes, emergency/parking brake, steering mechanism, windshield, heat and air conditioning, front, rear and side windows, front seat adjustment mechanism, door controls (open, close, lock), horn, speedometer, body condition/ damage, muffler and exhaust system, condition or tires, interior and exterior rear-view mirrors and safety belts for driver and passengers. Any vehicle having a problem or issue with any of the inspection points will generally not pass the vehicle inspection and will be refused the opportunity to become a ridesharing driver for the private ridesharing company.

Company Growth Strategy

Our long-term strategy is focused on four priorities: expanding and diversifying our revenues; improving our operating effectiveness; enhancing the customer experience; and disciplined capital management.

Expand and Diversify Revenues—Our strategy to achieve ongoing growth is driven by initiatives that expand and diversify our revenues through customer- and market-focused initiatives. We are actively working to expand our Fleet Management business, Rideshare Platform and diversify our equipment rental fleet with a broader mix of vehicles to increase in the range of customer options and markets we serve. In addition, we seek to grow our Rideshare business which seeks to connect the owners and/or operators of standard passenger vehicles to existing or prospective ridesharing drivers. We will continue to offer a comprehensive equipment rental fleet to maintain our market leadership. We plan to expand our footprint in North America, with a focus on increasing the following: (i) the number of major geographical markets served on our Rideshare platform; (ii) the number of vehicles maintained and managed under the Company’s Fleet Management business; and (iii) to continue to reconfigure existing locations with fleet and expertise tailored to local markets. Our footprint expansion will include locations served under our Rideshare Platform and Fleet Management business to better support our growing ridesharing rental business. We will continue to pursue initiatives that allow us to drive sales through our existing locations and geographical territories.

Improve Operating Effectiveness—We are focused on generating continuous improvement across our operations, with an emphasis on building a strong safety culture, fleet management business, e-commerce bookings website, fleet availability and improving margins. We are continuing to build a highly professional and technology-enabled sales force and to optimize our sales territories to support our revenue growth objectives. We will continue to improve the effectiveness of our sales team with focused training, strong customer relationship management capabilities, and ongoing technology enhancements.

Enhance the Customer Experience—We seek to differentiate our business by delivering a superior customer experience through the variety and quality of the vehicles and services we offer, the ease of doing business with us and the added value we offer through services, products and technologies. Our focus on quality vehicle brands tailored to meet the Vehicle Qualification Requirements of the ridesharing industry is intended to meet the preferences of ridesharing drivers, including the expectations for reliable, safe, efficient and effective maintained vehicles. We expect to add more expertise across our team to help our customers achieve the best results for their projects. In developing and providing vehicle rental related technologies, we are focused on meeting customer expectations related to convenience and on-demand access to data and information.

Disciplined Asset Management—We manage our vehicle rental fleet to optimize the timing of fleet rentals, repairs and maintenance, while at the same time satisfying our customers' needs. Through continued use and development of our disciplined approach to efficient fleet management, we seek to maximize our utilization and return on investment.

Intellectual Property

We generally rely on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect its intellectual property and proprietary rights. We are currently in the process of pursuing trademark protection for our name and logos in the United States. Although we believe that our pending trademark applications will be granted by the United States Patent and Trademark Office, there can be no assurance that any trademarks will be granted or that any trademark relied upon by us in the future, if any, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company. We own registered trademarks “YayYo®” and the service mark for the stylized design representing an automobile.

In the future we may rely on patents to protect our intellectual property and proprietary technology, to the extent feasible, and plans to consult with intellectual property counsel to determine what patents we may be able to file to protect its intellectual property. As of the date of this Offering Circular, we have not filed any patents in the United States or any other country. Although we believe that some of our technology may be patentable, there can be no assurance that any patents will be granted or that any patent relied upon by us in the future, if any, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company. We believe that due to the rapid pace of technological innovation for technology, mobile and internet products, our ability to establish and maintain a position of technological leadership in the ridesharing industry depends more on the skills of its development personnel than the legal protection afforded its existing technology. For more information see the section “Risk Factors”.

Employees

As of the date of this Offering Circular, we had approximately ten (10) full-time employees and three (3) consultants, based at our offices. None of our employees are subject to a collective bargaining agreement, and we believe that our relations with our employees generally are good.

Litigation

From time to time we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company.

Property

We lease and maintain our primary offices at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210. We also lease and maintain executive offices at 6600 Sunset Blvd. Los Angeles, CA 90028, where the majority of our operations and staff will conduct activities on a daily basis. We do not currently own any real estate.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Ramy El-Batrawi	Chief Executive Officer	56	Since February 2017
Laurie DiGionanni	Chief Operating Officer	58	Since August 2017
Kevin F. Pickard	Chief Financial Officer, Secretary	54	Since June 2017	15 hrs
Directors:
Ramy El-Batrawi	Director	56	Since November 2016
Laurie DiGionanni	Director	58	Since August 2017
Kevin F. Pickard	Director	54	Since October 2017
Paul Richter	Director	62	Since October 2017
Jeffrey J. Guzy	Director	66	Since October 2017
Christopher Maglino	Director	49	Since October 2017
Harbant S. Sidhu	Director	59	Since October 2017
Dave Haley	Director	64	Since October 2017
Key Employees:
Ramy El-Batrawi	Chief Executive Officer, Director	56

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Ramy El-Batrawi, Founder, Chief Executive Officer & Director. Mr. El-Batrawi is the founder, chief executive officer and director of the Company. Mr. El-Batrawi is the owner and chief executive officer of Growth Strategy Investments, LLC. Prior to founding the Company, Mr. El Batrawi was a principal shareholder and chief executive officer of Global Leisure Travel, Inc., from 1998 to 2000, which was subsequently sold. From 1993 to 2001, Mr. El-Batrawi served as the chief executive officer of GenesisIntermedia, Inc. From 1994 to 2001, Mr El-Batrawi served as the President and Chairman of the Board of the Directors for Genesis Diversified Investments, Inc. Mr. El-Batrawi currently is managing director of X, LLC.

On April 13, 2006, Ramy Y. El Batrawi was named, along with others officers, directors and/or associates of GenesisIntermedia, Inc., as defendants in a Securities and Exchange Commission enforcement action. In the Securities and Exchange Commission (“SEC”) complaint, filed in the United States District Court for the Central District of California, entitled SEC v. Ramy El-Batrawi, et al., United States District Court for the Central District of California, Case No 2: -06-cv-02247-(MRP_(RZ) (the “Action”). The Action alleged violations of Section 17(a) of the Securities Act and Section 10(b) and Rule 10b-5 of the Exchange Act, in connection with a stock loan and manipulation scheme. The Action alleged, among other things, that defendants had violated antifraud provisions of federal securities laws by orchestrating a scheme to manipulate the stock price of GenesisIntermedia, Inc. (GENI), a now-defunct public company that was based in Van Buys, California (the “Complaint”). On April 1, 2010, Mr. El-Batrawi settled the Action by entering into a final judgment by consent with the SEC, without admitting or denying the allegations contained in the Complaint (the “Settlement”).  In connection with the voluntary Settlement of the charges set forth in the Complaint, the U.S. District Court for the Central District of California entered the consent against Mr. El-Batrawi, which, among other things, barred Mr. El-Batrawi from acting as an officer or director of a public company for a period of five (5) years following the date of entry of the final judgment by consent. See “Involvement in Certain Legal Proceedings” below for more information.

Laurie DiGiovanni, Chief Operating Officer & Director. Ms. DiGiovanni is the chief operating officer and a director of the Company. Ms. DiGiovanni manages all business operations of the Company and its subsidiaries including driver training and the Fleet Management business segment. Ms. DiGiovanni is the founder of the Association for Finance and Insurance Professionals (AFIP), an association that has certified tens of thousands for more ethical car buying practices, and mandatory for auto industry employees and implemented in leading global automotive markets. She also played key roles in the launch of many automotive initiatives, including managing new divisions and brands for Beverly Hills Travel and Lifestyle and American Dream Classics; serving as Director of Training for CarsDirect.com; and leading marketing and customer experience campaigns for Barrett-Jackson Car Auction. Ms. DiGiovanni also has direct brand experience within the automotive industry, including project management and training positions with Toyota, Mazda, and Nissan. Ms. DiGiovanni has a Bachelor of Arts degree from California State University, Fullerton.

Kevin F. Pickard, Chief Financial Officer, Secretary & Director. Mr. Pickard is the chief financial officer, secretary and a director of the Company. Mr. Pickard provided management consulting services to small and medium-sized companies, included due diligence on potential acquisitions, the preparation of projections and business plans, assistance with restructuring of companies, posturing companies for initial public offerings, review and preparation of filings with the Securities and Exchange Commission. From August 1996 to July 1998, Mr. Pickard was a partner of Singer Lewak Greenbaum & Goldstein, LLP, Los Angeles, California, where he co-managed the accounting its securities industry practice group. He served as a Business Assurance Manager of PricewaterhouseCoopers, LLP (formerly, Coopers & Lybrand, LLP) in various offices from September 1987 to July 1993 and from April 1994 to August 1996, where he focused on auditing companies in insurance, high-tech and industries. Mr. Pickard holds a Bachelors of Science in Accounting and a Master of Accountancy from Brigham Young University. Mr. Pickard is currently a licensed Certified Public Accountant in North Carolina, and California.

Paul Richter, Director. Mr. Richter is a member of the board of directors of the Company. Since 1986, Mr. Richter, a licensed attorney, has performed legal services in the areas of securities and corporate law representing public and private companies in the U.S. Mr. Richter’s legal practice focuses predominantly on SEC/state securities law compliance (including public and private securities offerings and SEC filings); corporate governance law compliance; contracts; commercial transactions; regulatory dispute resolution; business start-up formation and funding; employee-employer dispute resolution; corporate compensation plans; business immigration; and compliance with FINRA, NASDAQ and The OTC Markets Group, Inc. rules and regulations.  In addition, Mr. Richter has experience in cross-border transactional matters having performed U.S. legal work for companies based in Hong Kong, India, Poland, Norway, Canada, United Kingdom and U.A.E.  Mr. Richter is a licensed attorney with the state bar of Virginia.

Mr. Richter has an L.LM. in Securities Regulation from Georgetown Law Center, Washington, D.C. (1987) and a J.D. from George Mason University Law School, Arlington, Virginia (1985). He has a B.A. with honors from Knox College, Galesburg, Illinois. Mr. Richter originated and authored the first few editions of Corporate Anti-Takeover Defenses: The Poison Pill Device (published by Clark Boardman Co.  and then by West Publishing for 18 annual editions) and he currently updates or assists in updating the following legal publications of Thomson Reuters West that were originally authored by other persons:  Securities Public and Private Offerings (since 2006); Acquisitions and Mergers in Negotiated and Contested Transactions (since 2008); and Designing and Effective Securities and Corporate Compliance Program, (2017-2018 edition) (Corporate Compliance Series). He authored two CLE lectures and materials on Securities Law for Access MCLE (2016).

Jeffrey J. Guzy, Director. Mr. Guzy serves as a director of the Company. Mr. Guzy has served as a director of Leatt Corporation, a public, SEC reporting company, since April 2007 and serves as an independent director and chairman of the audit committee of Capstone Companies, Inc., a public, SEC reporting company.   He also serves as a business development consultant and entrepreneur in Arlington, Virginia. Mr. Guzy serves as an officer and director of Cojax Oil and Gas Corporation, an incubator of oil and gas exploration and drilling projects, and an officer of PrecyseTech, a provider of cloud based industrial asset location and management solutions. Prior joining the Company, Mr. Guzy served from October 2007 to August 2010 as Leatt Corporation's President. Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar and FaciliCom International. Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; a M.S. in Systems Engineering from the University of Pennsylvania and a B.S. in Electrical Engineering from Penn State University.

Christopher Miglino, Director. Mr. Miglino serves as a director of the Company. Mr. Miglino has long been at the nexus of consumers, brands, social and lifestyle media, cause marketing and the enlightened, sustainable business movement. Mr. Miglino is the founder and CEO of Social Reality. Prior to founding Social Reality, Mr. Miglino served as the chief executive officer of Lime Ad Network, a vanguard in the green and sustainable online business arena that connected consumers and brands with a collection of more than 250 green and socially conscious businesses. Mr. Miglino founded Conscious Enlightenment and serves as its chief executive officer. Prior to Founding Conscious Enlightenment Inc., Chris served as the chief executive officer and cofounder of Centerlinq, a kiosk-and-TV-based frequent shopper program that was installed in some of the largest shopping malls in the United States.

Harbant S. Sidhu, Director. Mr. Sidhu serves as a director of the Company. Mr. Sidhu is a design engineer and founder of a private aerospace manufacturing business. Mr. Sidhu has performing unclassified contracting work in components production for Mexico’s Department of Defense. Mr. Sidhu graduated as an electrical engineer in 1980 from Punjab University, India.

David Haley, Director. Mr. Haley serves as a director of the Company. Mr. Haley is an insurance professional from Westlake Village, CA and the chief executive officer of ABI Business Insurance Services, Inc., as well as American Business Insurance Services, Inc. Mr. Haley started these businesses in 1984. These insurance entities manage general underwriters for various insurance specialties, primarily involved in the public livery space, which consists of taxicabs, buses, limousines and other transportation companies across the US.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Audit Committee

We have established an audit committee consisting of Harbant Sidu, Paul Richter and Jeffrey J. Guzy. Mr. Guzy is the chairman of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company intends to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Guzy qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

We have established a compensation committee of the board of directors to consist of Christopher Miglino and Harbant S. Sidhu, each of whom is an independent director. Mr. Miglino is the chairman of the compensation committee. The compensation committee will determine the salary, fees or other compensation (including any cash-based and equity-based compensation plans and arrangements) to be paid to our officers or directors. No salary, fees or other compensation will be paid to any officers and directors until the Company consummates its initial business combination. Therefore, the compensation committee will not conduct any meetings until after the Company consummates its initial business combination.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Paul Richter, Jeffrey J. Guzy, Christopher Maglino, Harbant S. Sidu and Dave Haley are all independent directors of the Company. Our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Securities and Exchange Commission v. Ramy Y. El-Batrawi, GenesisIntermedia, Inc., Ultimate Holdings, Ltd., Adnan M. Khashoggi, Richard J. Evangelista, Wayne Breedon, and Douglas E. Jacobson, Civil Action No. CV-06-2247 (MRP) (C.D. Ca.).4

On April 1, 2010, the Company’s founder, controlling shareholder, Executive Vice President and Director, Ramy Y El-Batrawi (“El-Batrawi”) settled a United States Securities and Exchange Commission (“SEC”) enforcement action (originally filed in April 2006) (the “Matter”) by entering into a final judgment by consent (the “Consent”) with the SEC, without admitting or denying the allegations contained in the SEC’s Complaint (as defined below). In connection with the voluntary settlement and resolution of the Matter, the U.S. District Court for the Central District of California (the “Court”) entered the Consent against El-Batrawi, which permanently enjoins him from violating Section 17(a) of the Securities Act of 1933, as amended (“Securities Act”), and Sections 10(b) and 13(b)(5) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rules 10b-5, 13b2-1, and 13b2-2 thereunder, from aiding and abetting violations of Sections 13(a) and 13(b)(2)(A) of the Exchange Act and Rules 12b-20, 13a-1, and 13a-13, and barring El-Batrawi from acting as an officer or director of a public company for a period of five (5) years following the date of entry of the Final Judgment. For further information and details please contact the Company.

YayYo, Inc., vs. Hurst Capital LLLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman.

On November 21, 2016, the Company filed a lawsuit in U.S. District Court, for the Central District of California against Hurst Capital LLLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman (collectively, the “Defendants”). The lawsuit alleges claims for fraud, fraudulent inducement and concealment, negligent misrepresentation, unfair business practices, intentional interference with contractual relations and prospective economic relations, and conversion, based on the Company’s belief that the Defendants made fraudulent and intentionally misleading representations to induce the Company to retain their services in connection with building our website and mobile applications, failed to satisfy the terms of their engagement with the Company and attempts to charge the Company for services which was never performed or was subpar. On February 23, 2018, the Company entered into a settlement agreement and mutual release by and between Ryan O’Connor, Robert Lisiescki, Christopher John Gilbert, and Joseph Hoffman pursuant to which the parties agreed to settlement and dismiss the action and to sever, release and discharge and terminate all rights, obligations and liabilities against the Defendants.

4 U.S. Securities and Exchange Commission Litigation Release No. 21475 / April 2, 2010.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our executive officers and director of the Company as of December 31, 2017:

	Cash	Other	Total
	Compensation	Compensation	Compensation
Name and Principal Position	($)	($)(1)	($)

Ramy El-Batrawi, CEO, Director	$286,300	—	286,300

Laurie DiGionanni, COO, Director	$120,000	—	120,000

Kevin F. Pickard, CFO, Secretary, Director	$16,800	1,356,703	1,373,503

(1)	Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification ("ASC") 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Employment Agreements.

As of December 31, 2017, the Company has no employment agreements with any of its executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Distinct Cars, LLC

As of the date of this Offering Circular, Distinct Cars, LLC, as lessee, entered into a series of open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with an approximate lease term of 36 months (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $373.01 per month to $621 per month (with only 9 vehicles out of the approximately 150 exceeding $373.01 per month). At the end of the term of the Lease Agreement, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

Distinct Cars, LLC has completed a debt round of financing pursuant to which Distinct Cars raised aggregate gross proceeds in the amount of $252,667 from twenty-nine accredited investors in exchange for senior secured promissory notes issued by Distinct Cars (each a “Distinct Cars Note” and collectively, the “Distinct Cars Notes”). The maturity date under the Distinct Cars Notes is third-six (36) months from the date of issuance (the “DCN Maturity Date”). The principal amount under the Distinct Cars Notes ranges from a minimum amount of $5,000 per Distinct Cars Note up to $20,000 per Distinct Cars Note. The Distinct Cars Notes accrue interest at a rate of 8% per annum with interest due and payable upon the DCN Maturity Date. The principal amount and any unpaid and accrued interest thereunder is due and payable in twelve (12) quarterly installments commencing upon January 1, 2018. The Distinct Cars Notes are secured by a senior secured priority lien in the equity of the fleet of leased automobiles acquired under the Lease Agreements (see Lease Agreements above) subject to subordination in priority lien status to the purchase money security interest held by the lessor under the Lease Agreements. In addition to the total amount of principal and interest owing under the Distinct Cars Note, upon execution of the Distinct Cars Note and placement of funds the holder shall receive a stock grant (the “Stock Grant”) of YayYo Inc., common stock (the “Parent Shares”) in an amount equal to 100% of the principal sum as calculated by a price of $4.00 per share with 30% coverage. The Stock Grant is offered pursuant to a Reg D Rule 506(b) private placement.

CKR Law, LLP

On December 20, 2017, the Company entered into a settlement agreement and mutual general release with CKR Law, LLP, for accrued and unpaid legal fees (the “CKR Settlement”). Under the terms of the CKR Settlement, the parties have agreed to the following: (i) an initial payment in the amount of $50,000 to be made payable on or before January 5, 2018 (“First Cash Payment”); (b) a second payment in the amount of $50,000 to be made payable on or before April 5, 2018 (“Second Cash Payment”), provided, however, that in the event that the Company fails to make timely payment of the Second Cash Payment, then the Company agrees to issue payment under the Second Cash Payment in ten (10) monthly installments commencing on April 8, 2018 and due as of the 8th of each subsequent month thereafter (the “Second Cash Installments”). Further, in each event that the Company fails to make a timely payment under the Second Cash Installments, the Company will be subject to issue an additional 2,000 shares of common stock to CKR Law, LLP.

X, LLC

During the fiscal year ended December 31, 2017 and the periods from June 21, 2016 (inception) to December 31, 2016, X, LLC, a limited liability company owned by Ramy El-Batrawi,our controlling stockholder and Chief Executive Officer and director of the Company, issued to the Company advances of a total of $50,000 and $75,000. As of December 31, 2017, $125,000 of these loan advances were repaid in full. The loan advances were non-interest bearing and due upon demand. At December 31, 2017 and December 31, 2016, the amount due to X, LLC, as holder of the note was $0 and $75,000, respectively.

During the period from June 21, 2016 (inception) to October 31, 2016, the Company paid management fees of $110,000 to X, LLC, a company that is beneficially owned and controlled by the Ramy El-Batrawi, the Company’s Chief Executive Officer and controlling stockholder.

Chase Financing, Inc.

On January 6, 2017, the Company received $50,000 from Chase Financing, Inc., (“CFI”) and issued its 10% original issue discount senior secured convertible note in the amount of $55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017, the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note”). Subsequent to the Second CFI note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of 427,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). As a result, the Company is obligated to repay CFI a total of $113,888 in principal plus all accrued interest thereon to CFI under the CFI Notes on or before the stated maturity dates, subject to extension per the terms.

Pursuant to the terms, the CFI Notes were secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and were convertible at the option of the holder into shares of our Common Stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our Common Stock during the twenty (20) trading days immediately prior to the date of conversion. In an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share.

Concurrently with the execution of the CFI Letter Agreement and the First CFI Note, as additional collateral to secure the repayment of the CFI notes by the Company, Ramy El-Batrawi, our founder, Chief Executive Officer, Director and control person of our principal stockholder, X, LLC (an entity wholly owned by Mr. El-Batrawi), entered into a Limited Recourse Guaranty and Pledge Agreement with CFI (the “Guaranty and Pledge Agreement”), pursuant to which X, LLC agreed to unconditionally and irrevocably guarantee the Company’s repayment of the CFI Notes, and pursuant to which X, LLC pledged up to 300,000 shares of our Common Stock held of record and beneficially owned by X, LLC.

In addition to the Guaranty & Pledge, on January 6, 2017, X, LLC (an entity wholly owned by Mr. El-Batrawi) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our Common Stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of one dollar ($1.00). Under the Stock Purchase Agreement, and in addition to the 200,000 shares of Common Stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our Common Stock, held as of record and beneficially by X, LLC, equal to two percent (2%) of the number of shares of Common Stock issued or underlying Common Stock Equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial three (3) months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three (3) months. As of December 31, 2017, the CFI Notes have been repaid in full by the Company.

Lexicon Labs

On September 28, 2016 YayYo, LLC entered into a product management proposal with Lexicon Labs (the “Product Management Proposal”), whereas Lexicon Labs shall use its own personnel and other assets to oversee and manage the development of our technology and to assist with product development services to the Company in the form of (a) design and development services to provide iOS operating system capabilities for our mobile app “YayYo!”, (b) design and development for a web registration portal for on-boarding new users, and (c) development of web administration applications to allow high level team members to be able to track user analytical information. On November 16, 2016, the Company adopted and ratified the terms of the Product Management Proposal and accepted the benefits of such arrangement on behalf of the Company.

Lexicon Labs is managed by Ali Rashidifar, a consultant to the Company holding the position of product manager. Under the terms of the Product Management Proposal, the Company has agreed to pay Lexicon Labs compensation in the form of a management cost in an amount equal to $10,000 (paid on a monthly basis). Since November 16, 2016 (the date of the Company’s incorporation), the Company has paid Lexicon Labs $10,000 for services rendered for the month of November 2016 under the terms off the Product Management Proposal. As a manager of Lexicon Labs, the Company believes that Mr. Rashidifar will directly or indirectly benefit financially from our Product Management Proposal and it is further assumed, at this stage, that the Company will continue the engagement of Lexicon Labs for the performance of product management services under the Product Management Proposal beyond November 2017, whereby the Company anticipates that aggregate fees paid to Lexicon Labs will exceed an aggregate of $120,000 in total payments issue and received by Lexicon Labs. As of December 31, 2017, the Product Management Proposal with Lexicon Labs has been terminated.

Non-Qualified Stock Option Agreement

On December 1, 2016, the Company entered into a series of non-qualified stock option agreements with former executive officers and directors of the Company providing for a series of option grants to those former executive officers and directors to purchase an aggregate of 450,000 shares.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of March 7, 2018, there were 25,847,969 shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of
	shares of
	Common Stock
	Beneficially
	Owned as of	Percentage	Beneficially Owned(5)
	March 7, 2018	Before Offering	After Maximum Offering

Directors and Officers:(1)
Ramy El-Batrawi(2)	15,425,000	59.7%	48.1%
Laurie DiGionanni	-	-	-
Kevin F. Pickard	230,000	*	*
Jeffrey J. Guzy	-	-	-
Christopher Maglino	-	-	-
Paul Richter	-	-	-
Harbant S. Sidhu	-	-	-
Dave Haley	-	-	-
All directors and named executive officers as a Group (8 persons)	15,655,000	60.0%	48.3%

Greater than 5% Beneficial Owners:
X, LLC(2)	15,425,000	59.7%	48.1%
Gray Mars Venus Trust, Arizona 2015 (4)	5,588,235	21.6%	17.4%
Acuitas Group Holdings, LLC (3)	1,654,412	6.4%	5.2%

(1) Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o Yayyo, Inc., 433 N Camden Dr., # 600 Beverly Hills, CA 90210.

* Less than 1%

(2) Common Stock beneficially owned by Ramy El-Batrawi are held of record by X, LLC, which is an entity that is wholly-owned and controlled by Ramy El-Batrawi, the Company’s founder, Chief Executive Officer and Director. Its address is 2635 Astral Dr., Los Angeles, CA 90046.

(3) Acuitas Group Holdings, LLC, an entity beneficially owned and controlled by Terren Peizer. Its address is 11601 Wilshire Blvd #1100, Los Angeles, CA 90025.

(4) Address is 75 Avon Ave, Mill Valey, CA 94941.

(5) Assumes that upon the sale of the Maximum Offering the Company will have 32,020,551 shares of Common Stock issued and outstanding.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of capital stock, consisting of Ninety-Million (90,000,000) shares of Common Stock, $0.000001 par value and Ten Million (10,000,000) shares of preferred stock, $0.000001 par value (the “Preferred Stock”).

Indebtedness.

As of December 31, 2017, we had outstanding indebtedness, excluding capital leases, of approximately a total of $909,889, which consisted of the following: (i) $445,000 in unsecured notes payable to an investor, accruing interest at 5% per annum, to be made due and payable as of March 31, 2019; (ii) $242,667 in unsecured notes payable to an investor, accruing interest at 8% per annum, with principal payments equal to 1/12 of the original balance plus interest due quarterly- due and payable from dates ranging from August 9, 2020 to December 11, 2020; (iii) $222,222 in unsecured notes payable to an investor, accruing interest at 6% per annum, to be made due and payable as of March 31, 2018. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

Capital and Operating Leases

We maintain capital leases mainly for certain vehicles maintained and under lease with Distinct Cars, LLC. We have several operating vehicle leases with Acme Auto Leasing LLC (the “Lessor”) with lease terms expiring on a monthly basis. As of December 31, 2017, our total future operating lease payments amounted to $1,712,860 and the present value of minimum lease payments under our capital leases amounted to $1,593,291. As of December 31, 2017, we were committed to making lease payments of not less than $3,000,000 on our operating leases and not less than $3 million on our capital leases during 2017.

As of the date of this Offering Circular, Distinct Cars, LLC, as lessee, entered into series open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with an approximate lease term of one (1) month (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $373.01 per month to $621 per month (with only 9 vehicles out of the approximately 150 exceeding $373.01 per month). At the end of the term of the Lease Agreement, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

Contractual Obligations and Commercial Commitments

Our contractual obligations and commercial commitments as of December 31, 2017 are summarized below:

Long-term debt—We have long-term debt obligations of $1,644,979 as of December 31, 2017.

Cash Interest Payments—We have cash interest payment obligations of $16,402 as of December 31, 2017.

Capital lease obligations—We have capital lease obligations of $1,593,291 as of December 31, 2017.

Operating leases—We have operating lease obligations of nil as of December 31, 2017.

Common Stock

As of March 7, 2018, the Company had 25,847,969 shares of Common Stock issued and outstanding.

Voting

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Currently, 2,000,000 shares of Preferred Stock have been designated as Series A non-voting convertible Preferred Stock, none of which have been issued. As of the date of this Offering Circular, no shares of Preferred Stock are issued and outstanding.

2016 Equity Incentive Plan

On November 30, 2016, we adopted our 2016 Equity Incentive Plan (the “Plan”) to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants. We have set aside options to purchase up to Ten Million (10,000,000) shares of Common Stock for issuance under the Plan, which may be granted in the form of either incentive stock options or non-qualified stock options. Our Board of Directors administers the Plan and has the authority: (i) to select the Plan recipients, the time or times at which awards may be granted, the number of shares to be subject to each option awarded, the vesting schedule of the options and (ii) to amend the stock option Plan to reward and provide incentives to its officers, directors, employees, consultants and other eligible participants. As of the date of this Offering Circular, Four Hundred Fifty Thousand (450,000) options have been granted under the Plan, of which 100% of the outstanding options have been granted to former officers and directors of the Company. Subsequent to the completion of the Offering, the Company expects to continue to issue options as an inducement for managerial and qualified personnel to remain with and to join the Company.

We have not registered the Plan, or the shares subject to issuance thereunder, pursuant to the Securities Act. Absent registration, such shares, when issued upon exercise of options, would be “restricted securities” as that term is defined in Rule 144 under the Securities Act. Administration of the Plan is by our Board of Directors (the “Board”) or a committee appointed by the Board of Directors which consists of one (1) or more members (the “Committee”). To date, no such Committee has been appointed, and the Board has elected to administer the Plan itself.

Exclusive Venue

Our amended and restated certificate of incorporation, as it will be in effect upon the closing of this Offering, will require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. Prior to the consummation of this Offering, we intend to enter into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director derived an improper personal benefit; or

●	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See “—Exclusive Venue” above.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock will be VStock Transfer, LLC.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including shares issued upon the exercise of outstanding options and warrants, in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

After this Offering, we will have outstanding 32,020,551 shares of our Common Stock, assuming that all 6,250,000 shares are sold in the Offering and no exercise of outstanding options or warrants. The shares that we are selling in this Offering may be resold in the public market immediately following our initial public offering.

The 7,738,844 shares of Common Stock issued and outstanding as of March 7, 2018 that were not offered and sold in this Offering as well as shares issuable upon the exercise of warrants and subject to employee stock options will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or
●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

We expect to commence the offer and sale of the Shares as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”). Prior to this Offering, there has been no public market for our Common Stock. The Company intends to apply to list its Common Stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “YAYO.” In the event our Shares are not approved for trading on Nasdaq, we expect that the Shares will be quoted on the OTC Markets.

Our Offering will expire on the first to occur of (a) the sale of all 6,250,000 shares of Common Stock offered hereby, (b) March 16, 2018, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

Exchange Listing

We intend to apply to list the shares of our Common Stock on the Nasdaq Capital Market under the symbol “YAYO.” In order to meet one of the requirements for listing our Common Stock on the Nasdaq Capital Market, we must have a positive stockholders’ equity on not less than $4,000,000. As of December 31, 2017, our stockholders’ equity was $673,241. As of March 7, 2018, our stockholders’ equity was $4,778,663. Another of the requirements for listing on Nasdaq is that we are able to sell lots of 100 or more shares to a minimum of 400 beneficial holders. Our Common Stock will not commence trading on Nasdaq until each of the following conditions are met: (i) the Offering is terminated; and (ii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A; and such post-qualification amendment remains qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. Even if we meet the minimum requirements for listing on Nasdaq, we may wait before terminating the Offering and commencing the trading of our Common Stock on Nasdaq in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Class A Common Stock on Nasdaq.

In the event that we are unable to meet the Nasdaq initial listing requirements, we anticipate that our shares of Common Stock will be quoted on the OTC Market QX Exchange.  There can be no assurance that the Company’s Common Stock sold in this Offering will be approved for listing on Nasdaq or quoted on the OTCQX or other recognized securities exchange. For more information see the section “Risk Factors” of this Offering Circular.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than Ten Percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the Ten Percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by CKR Law, LLP, Los Angeles, California.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of AJ Robbins CPA, LLC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Beverly Hills, State of California, on April 11, 2018.

YayYo, Inc.

By:	/s/ Ramy El-Batrawi
Name: Ramy El-Batrawi
Title: Chief Executive Officer, Director

This offering statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ramy El-Batrawi	Chief Executive Officer and Director	April 11, 2018

/s/ Kevin J. Pickard	Chief Financial Officer, Secretary and Director	April 11, 2018

/s/ Laurie DiGionanni	Chief Operating Officer and Director	April 11, 2018

/s/ Christopher Maglino	Director	April 11, 2018

/s/ Harbant S. Sidhu	Director	April 11, 2018

/s/ Dave Haley	Director	April 11, 2018

Part III – EXHIBITS

Exhibit No.	Description

EX1A-2A	Certificate of Incorporation of YayYo, Inc.

EX1A-2B	Amended and Restated Certificate of Incorporation of YayYo, Inc.

EX1A-2C	Bylaws of YayYo, Inc.

EX1A-2D	Amended and Restated Bylaws of YayYo, Inc.

EX1A-2E	Certificate of Conversion of YayYo, LLC.

EX1A-2F	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock

EX1A-4A	Form of Subscription Agreement

EX1A-6A	Form of Product Management Proposal

EX1A-6B	Form of Employment Offer

EX1A-6C	Form of 2016 Equity Incentive Plan

EX1A-6D	Form of Agreement with Chase Financing Inc.

EX1A-6E	Limited Recourse Guaranty and Pledge with X, LLC, dated January 6, 2017

EX1A-6F	Secured Convertible Note to Chase Financing Inc., dated January 6, 2017

EX1A-6G	Common Stock Purchase Agreement with X, LLC, dated January 6, 2017

EX1A-6H	Promissory Note with X, LLC, dated January 15, 2017

EX1A-6I	Form of SAFE Agreement

EX1A-6J	Form of Securities Purchase Agreement

EX1A-6K	Form of Warrant

EX1A-6L	Senior Secured Note, dated March 8, 2018

EX1A-6M	Side Agreement, dated July 15, 2017

EX1A-6N	Secured Promissory by and between Distinct Cars, LLC and McKenzie Capital Group, Inc., dated January 4, 2018

EX1A-6O	Form of Deposit Account Control Agreement

EX1A-6P	Secured Promissory Note by and between the YayYo, Inc., and Bellridge Capital, L.P., dated December 27, 2017

EX1A-6Q	Security Agreement by and between the Company and Bellridge Capital, L.P., dated December 27, 2017

EX1A-11A	Consent of AJ Robbins CPA, LLC

EX1A-12A	Amended Opinion of AJ Robbins CPA, LLC

EX1A-12B	Second Amended Opinion of AJ Robbins CPA, LLC

EX1A-13A	Opinion of CKR Law, LLP

YAYYO, INC

Financial Statements

December 31, 2017 and 2016

1

To the Board of Directors and

Stockholders of Yayyo Inc.

I have audited the accompanying consolidated balance sheets of Yayyo, Inc. (the “Company”) as of December 31, 2016 and 2017, and the related consolidated statements of operations, changes in stockholder’s equity (deficit), and cash flows for the period from June 21, 2016 (inception) to December 31, 2016 and for the year ended December 31, 2017. The Company’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yayyo, Inc. as of December 31, 2016 and 2017, and the results of their operations and their cash flows for the period from June 21, 2016 (inception) to December 31, 2016 and for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado
March 9, 2018

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078

2

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

As of December 31, 2017 and 2016

			Unaudited
			Pro Forma
			December 31,
	2017	2016	2017
			(See Note 13)
ASSETS
Current Assets:
Cash	$308,738	$18,643	$308,738
Restricted cash	-	-	5,821,772
Prepaid expenses	13,406	-	13,406
Total current assets	322,144	18,643	6,143,916
Equipment, net	2,860	-	2,860
Leased assets, net	2,033,482	-	2,033,482
Deferred offering costs	-	136,032	-
TOTAL ASSETS	$2,358,486	$154,675	$8,180,258

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$100,000	$180,429	$100,000
Accrued expenses	31,453	-	31,453
Advances from related party	-	75,000	-
Notes payable, current (net of discount of $48,600)	254,511	-	254,511
Finance lease obligations, current (net of discount of $482,605)	72,485	-	72,485
Total current liabilities	458,449	255,429	458,449
Notes payable, net of current portion (net of discount of $54,190)	552,588	-	2,268,938
Finance lease obligations, net of current portion (net of discount of $363,993)	674,208	-	674,208
TOTAL LIABILITIES	1,685,245	255,429	3,401,595

Commitments and contingencies	-	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding
Common stock, $0.000001 par value; 90,000,000 shares authorized; 25,770,551 and 25,011,000 shares issued and outstanding	26	25	26
Additional paid-in capital	6,257,225	1,382,930	10,362,647
Accumulated deficit	(5,584,010)	(1,483,709)	(5,584,010)
Total stockholders' equity (deficit)	673,241	(100,754)	4,778,663
TOTAL LIABILITIES AND STOCKHLDERS' EQUITY (DEFICIT)	$2,358,486	$154,675	$8,180,258

The accompanying footnotes are an integral part of these consolidated financial statements.

3

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2017 and the Period From June 21, 2016 (inception) to December 31, 2016

		June 21, 2016
	Year Ended	(inception) to
	December 31, 2017	December 31, 2016
Revenue	$235,690	$-

Cost of revenue	213,111

Gross profit	22,579	-

Operating expenses:
Selling and marketing expenses	86,098	145,803
Product development	303,555	683,255
General and administrative expenses	3,249,659	654,651
Total operating expenses	3,639,312	1,483,709

Loss from operations	(3,616,733)	(1,483,709)

Other income (expense):
Interest and financing costs	(523,833)	-
Change in value of derivative liability	40,265	-
Total other income (expense)	(483,568)	-

Net loss	$(4,100,301)	$(1,483,709)

Weighted average shares outstanding :
Basic	25,297,066	21,540,904
Diluted	25,297,066	21,540,904

Loss per share
Basic	$(0.16)	$(0.07)
Diluted	$(0.16)	$(0.07)

The accompanying footnotes are an integral part of these consolidated financial statements.

4

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Year Ended December 31, 2017 and the Period From June 21, 2016 (inception) to December 31, 2016

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance at June 21, 2016 (inception)	-	$-	$-	$-	$-

Issuance of founder shares	15,625,000	16	(16)		-
Issuance of common stock for cash	9,386,000	9	1,318,991		1,319,000
Stock option expense			63,955		63,955
Net loss				(1,483,709)	(1,483,709)

Balance, December 31,2016	25,011,000	$25	$1,382,930	$(1,483,709)	$(100,754)

Issuance of common stock for cash	371,351	1	2,484,198		2,484,199
Payment of offering costs			(814,442)		(814,442)
Value of common stock of related party issued with convertible note payable			99,027		99,027
Value of common stock issued with notes payable	18,200		91,000		91,000
Value of common stock issued with capital lease obligation	350,000		1,178,036		1,178,036
Issuance of common stock for accounts payable	20,000		160,000		160,000
Stock option expense			1,676,476		1,676,476
Net loss				(4,100,301)	(4,100,301)

Balance, December 31, 2017	25,770,551	$26	$6,257,225	$(5,584,010)	$673,241

The accompanying footnotes are an integral part of these consolidated financial statements.

5

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2017 and the Period From June 21, 2016 (inception) to December 31, 2016

		June 21, 2016
	Year Ended	(inception) to
	December 31, 2017	December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,100,301)	$(1,483,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	82,904	-
Stock option expense	1,676,476	63,955
Non-cash financing costs	39,293	-
Amoritzation of debt discounts	455,758	-
Change in value of derivative liability	(40,266)	-
Change in opertaing assets and liabilities:
Prepaid expenses	(13,406)	-
Accounts payable	15,966	44,397
Accrued expenses	31,453	-
Net cash used in operating activities	(1,852,123)	(1,375,357)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(3,178)	-
Net cash used in investing activities	(3,178)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	2,484,199	1,319,000
Paymnet of offering costs	(614,805)	-
Proceeds from convertible note payable	100,000	-
Repayment of convertible note payable	(113,888)	-
Proceeds from notes payable	887,667
Proceeds from advance from related party	50,000	75,000
Repayment of advance from related party	(125,000)	-
Repayment of finance lease obligations	(522,777)	-
Net cash provided by financing activities	2,145,396	1,394,000

NET INCREASE IN CASH	290,095	18,643

CASH, BEGINNING OF PERIOD	18,643	-

CASH, END OF PERIOD	$308,738	$18,643

CASH PAID FOR:
Interest	$16,402	$-
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Finance lease obligations	$2,168,821	$-
Value of equity recorded as debt discounts	$1,368,063	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

6

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

YayYo, Inc. (“YayYo” or the “Company”) was incorporated on June 21, 2016 under the laws of the state of Delaware originally as a limited liability company and subsequently changed to a C corporation. The accompanying financial statements are retroactively restated to present the Company as a C corporation from June 21, 2016. The Company rents cars to Uber and Lyft drivers. In addition, the Company is a single sign-on metasearch app for smartphones that provide price comparison and booking of all available ride sharing and taxi services along with select limousine and public transportation services.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Distinct Cars, LLC, RideShare Car Rentals, LLC, RideYayYo, LLC and Savy, LLC. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Computer equipment	5 years
Vehicles	5 years

7

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2017, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

The Company recognizes revenue from renting its fleet of cars to Uber and Lyft drivers. Revenue is recognized based on the rental agreements which are generally on a weekly basis. The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. There were 11,203,400 and 10,873,400 options outstanding as of December 31, 2017 and 2016, respectively.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the period from June 21, 2016 (inception) to December 31, 2016 and 750,000 potentially dilutive options outstanding during the year ended December 31, 2017.

8

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising costs for the year ended December 31, 2017 and from June 21, 2016 (inception) to December 31, 2016 were $86,098 and $145,803, respectively.

Research and Development Costs

The Company expenses its research and development costs as incurred. Developments costs for the year ended December 31, 2017 and from June 21, 2016 (inception) to December 31, 2016 were $303,555 and $683,255, respectively.

Deferred Offering Costs

Deferred offering costs are amounts incurred that are directly related to the offering of the Company’s common stock. These costs will be offset against the proceeds from the Company’s equity offering.

Software Development Costs

Software development costs are capitalized in accordance with FASB ASC 985-20 Cost of Software to Be Sold, Leased, or Marketed. Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of direct overhead, payroll costs, and consultants' fees of individuals working directly on the development of specific software products.

Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product to the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs over expected net realizable value is expensed at that time.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

The Company intends to file U.S. federal tax returns when due. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. During the year ended December 31, 2017, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion. The convertible note was repaid therefore, there are no derivative financial instruments at December 31, 2017.

9

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

At December 31, 2017 and December 31, 2016, the Company did not identified any liabilities that are required to be presented on the balance sheet at fair value. The derivative liability associated with the convertible notes payable were both issued and repaid during the year ended December 31, 2017; therefore, there was no derivative liability at December 31, 2017 or December 31, 2016.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company will adopt this accounting standard update beginning in the first quarter of 2018. The Company does not believe this accounting standard update will have a material impact on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

10

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company adopted this ASU for its year ended December 31, 2017.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. ASU 2014-15 requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of ASU 2014-15 on the Company's financial statements and disclosures.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company's financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

11

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Note 3 – Equipment

At December 31, 2017 equipment consisted of the following:

2017

Computer equipment	$3,178
3,178
Less accumulated depreciation	(318)
Equipment, net	$2,860

Depreciation expense for equipment for the year ended December 31, 2017 was $318.

Note 4 – Leased Assets

At December 31, 2017 all of the Company’s leased assets were finance leased right-of-use assets and consisted of the following:

2017

Vehicles	$2,116,068
2,116,068
Less accumulated depreciation	(82,586)
Leased assets, net	$2,033,482

The Company’s leased assets, consisting of vehicles, are depreciated over their estimated useful life of five years. Depreciation expense for leased assets for the year ended December 31, 2017 was $82,586. The lease terms are generally for three years and the Company has the right to purchase the leased assets for $1 each at the end of the lease terms.

Note 5 – Notes Payable

Notes payable at December 31, 2017 consisted of the following:

2017

Note payable to investor; accrue interest at 5% per annum; due March 31, 2019; unsecured	$445,000

Notes payable to individual investors; accrue interest at 8% per annum; principal payments equal to 1/12 of original balance plus interest due quarterly; due from dates ranging from August 9, 2020 to December 11, 2020; unsecured (A)	242,667

Note payable to investor; accrue interest at 6% per annum; due March 31, 2018; unsecured (B)	222,222

Total notes payable	909,889

Unamortized debt discount	(102,790)

Notes payable, net	807,099

Less current portion	(254,511)

Long-term portion	$552,588

12

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

(A) In connection with the issuance of these notes payable, the Company also issued an aggregate of 18,200 shares of its common stock to these note holders as additional incentive to make the loans. The aggregate relative fair value of these shares of common stock was $91,000 and was recorded as a discount on the note payable and as additional paid in capital. The discount of $91,000 is being amortized over the term of the notes payable. During the year ended December 31, 2017, $9,716 was charged to interest expense as amortization of the discount, with an unamortized balance of $81,284 at December 31, 2017.

(B) This note payable was issued with an original issuance discount of $22,222 which is being amortized over the term of the notes payable. During the year ended December 31, 2017, $716 was charged to interest expense as amortization of the discount, with an unamortized balance of $21,506 at December 31, 2017.

A rollfoward of notes payable from December 31, 2016 to December 31, 2017 is below:

Notes payable, December 31, 2016	$-
Issued for cash	887,667
Issued for original issue discount	22,222
Debt discount related to notes payable	(113,222)
Amortization of debt discounts	10,432
Notes payable, December 31, 2017	$807,099

Future maturities of notes payable are as follows:

Years ending December 31,
2018	$303,111
2019	525,889
2020	80,889
$909,889

Note 6 – Lease Obligations

Lease obligations at December 31, 2017 consisted of the following:

Lease obligations	$1,593,291
Unamortized debt discount	(846,598)
Lease obligations, net discount	746,693
Less current portion	(72,485)
Long-term portion	$674,208

In connection with these finance lease obligations, the Company also issued to the lessor an aggregate of 350,000 shares of its common stock as additional incentive for the lessor to enter into these lease agreements. The lessor was given 100,000 shares of common stock for the first 30 vehicle leases and an additional 250,000 shares of common stock for the next 100 vehicle leases. The aggregate relative fair value of these 350,000 shares of common stock was $1,178,036 and was recorded as a discount on the lease obligations and as additional paid in capital. The discount of $1,178,036 is being amortized over the term of the lease obligations. During the year ended December 31, 2017, $331,438 was charged to interest expense as amortization of the discount, with an unamortized balance of $846,598 at December 31, 2017.

13

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

A rollfoward of lease obligations from December 31, 2016 to December 31, 2017 is below:

Lease obligations, December 31, 2016	$-
New lease obligations	2,116,068
Payments on lease obligations	(522,777)
Debt discount related to lease obligations	(1,178,036)
Amortization of debt discounts	331,438
Lease obligations, December 31, 2017	$746,693

Future payments under lease obligations are as follows:

Years ending December 31,
2018	$618,792
2019	618,792
2020	475,276
Total payments	1,718,363
Amount representing interest	(119,569)
Lease obligation, net	$1,593,291

The weighted-average remaining lease term at December 31, 2017 is 2.81 years and the weighted average discount rate is 5%.

The finance lease costs for the year ended December 31, 2017 consisted of depreciation expense of $82,586 and interest expense of $16,292.

Note 7 – Convertible Notes Payable

On January 6, 2017, the Company entered into a letter agreement (the “CFI Letter Agreement”) with Chase Financing, Inc. (“CFI”), pursuant to which CFI agreed to provide up to $100,000 in capital to the Company through one or more loans with an aggregate principal amount of $113,888.

On January 6, 2017, the Company received $50,000 from CFI and issued its 10% original issue discount senior secured convertible note in the principal amount of $ 55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017 the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note ”). Subsequent to the Second CFI Note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of $27,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). As a result, the Company is obligated to repay CFI a total of $113,888 in principal plus all accrued interest thereon to CFI under the CFI Notes on or before the stated maturity dates, subject to extension per the terms of the CFI Notes.

Pursuant to the terms, the CFI Notes are secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and are convertible at the option of the holder into shares of our Common Stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our Common Stock during the twenty (20) trading days immediately prior to the date of conversion. If an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share.

14

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Concurrently with the execution of the CFI Letter Agreement and the First CFI Note, as additional collateral to secure the repayment of the CFI Notes by the Company, Ramy El-Batrawi, our founder, Chief Executive Officer, Director and control person of our principal stockholder, X, LLC (an entity wholly owned by Mr. El-Batrawi), entered into a Limited Recourse Guaranty and Pledge agreement with CFI (the “Guaranty & Pledge”), pursuant to which X, LLC agreed to unconditionally and irrevocably guarantee the Company’s repayment of the CFI Notes, and pursuant to which X, LLC pledged up to 300,000 shares of our Common Stock held of record and beneficially owned by X, LLC.

In addition to the Guaranty & Pledge, on January 6, 2017, X, LLC (an entity wholly owned by Mr. El-Batrawi) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our Common Stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of one dollar ($1.00). Under the Stock Purchase Agreement, and in addition to the 200,000 shares of Common Stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our Common Stock, held as of record and beneficially by X, LLC, equal to two percent (2%) of the number of shares of Common Stock issued or underlying Common Stock Equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial three (3) months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three (3) months.

The CFI Notes have been repaid by the Company.

A rollfoward of the convertible note payable from December 31, 2016 to December 31, 2017 is below:

Convertible notes, December 31, 2016	$-
Issued for cash	100,000
Issued for original issue discount	13,888
Debt discount related to new convertible notes	(113,888)
Amortization of debt discounts	113,888
Repayment in cash	(113,888)
Convertible notes, December 31, 2017	$-

Note 8 – Derivative Liability

The convertible notes payable discussed in Note 7 had a conversion price that can be adjusted based on the Company’s stock price which results in the conversion feature being recorded as a derivative liability.

The fair value of the derivative liability was recorded and shown separately under current liabilities. However, as of December 31, 2017 the convertible note payable giving rise to the derivative liability was repaid, and as a result, the derivative liability at December 31, 2017 was $0. Changes in the fair value of the derivative liability is recorded in the statement of operations under other income (expense).

The Company uses a weighted average Black-Scholes-Merton option pricing model with the following assumptions to measure the fair value of derivative liability:

Stock price	$4.00
Risk free rate	0.53%
Volatility	275%
Conversion/ Exercise price	$4.00
Dividend rate	0%
Term (years)	0.16 to 0.25

15

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

The following table represents the Company’s derivative liability activity from December 31, 2016 to December 31, 2017:

Derivative liability balance, December 31, 2016	$-
Issuance of derivative liability during the period	40,266
Change in derivative liability during the period	(40,266)
Derivative liability balance, December 31, 2017	$-

Note 9 – Stockholders’ Equity

The Company authorized 100,000,000 shares of capital stock with consists of 90,000,000 shares of common stock, $0.000001 par value per share and 10,000,000 shares of preferred stock, $0.000001 par value per share.

Common Stock

During the year ended from December 31, 2017, the Company sold 371,351 shares of common stock to investors for gross cash proceeds of $2,484,199 of which 326,126 shares and $2,303,299 of cash proceeds were related to the Company’s Regulation A offering. The Company incurred $814,442 of offering cost related to the sale of common stock which consisted principally of legal fees and costs associated with soliciting the sale of common stock directly to the Regulation A investors.

Stock Options

The following is a summary of stock option activity:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, June 21, 2016	-
Granted	450,000	$1.00
Forfeited	-
Exercised	-
Outstanding, December 31, 2016	450,000	$1.00	2.00	$-
Granted	300,000	$8.00
Forfeited	-
Exercised	-
Outstanding, December 31, 2017	750,000	$3.80	1.80	$3,150,000
Exercisable, December 31, 2017	630,000	$3.00	1.57	$3,150,000

The exercise price for options outstanding at December 31, 2017:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
450,000	$1.00	450,000	$1.00
300,000	8.00	180,000	8.00
750,000		630,000

16

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

For options granted during fiscal year 2016 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.85 and the weighted-average exercise price of such options was $1.00. No options were granted during fiscal 2016 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

For options granted during fiscal year 2017 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $7.54 and the weighted-average exercise price of such options was $8.00. No options were granted during fiscal 2017 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

The fair value of the stock options is being amortized to stock option expense over the vesting period. The Company recorded stock option expense of $1,676,476 and $63,955, respectively, during the year ended December 31, 2017 and from June 21, 2016 (inception) to December 31, 2016. As of December 31, 2017, the unamortized stock option expense was $904,468, which is expected to be recognized as an expense through December 2018.

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted are as follows:

Risk-free interest rate	1.14%
Expected life of the options	2.08 years
Expected volatility	200%
Expected dividend yield	0%

Note 10 – Related Party Transactions

During the year ended December 31, 2017 and the period from June 21, 2016 (inception) to December 31, 2016, the Company paid management fees of $286,300 and $140,000, respectively, to a company that is owned by the Company’s majority stockholder.

During the year ended December 31, 2017 and the period from June 21, 2016 (inception) to December 31, 2016, the Company’s majority stockholder advanced a total of $50,000 and $75,000 to the Company. During the year ended December 31, 2017, $125,000 of these advances were repaid. These advances are non-interest bearing and due upon demand. At December 31, 2017 and December 31, 2016, amount due to Company’s majority stockholder was $0 and $75,000, respectively.

Note 11 – Commitments and Contingencies

On July 28, 2016, the Company entered into a client service agreement with an advertising agency. The agency is to obtain negotiate, arrange and purchase and otherwise deal with all media placements for the Company’s product in television, radio and print ads. The Company is obligated to compensate the adverting agency a commission of 15% of the gross amounts charged for the television, radio and print ads.

On August 27, 2016, the Company entered into a development agreement with a software developer to develop interface software for the Company’s product. The Company agreed to pay a fee of $4,860 plus $85 per hour for the software development services.

On November 1, 2016, the Company entered into an agreement with an individual to perform marketing services. The individual will receive compensation as follows:

•	5% of any investment the Company receives as a result of the individuals efforts;
•	10% of gross ad revenue achieved;
•	$5,000 per month through May 2017 payable in cash; and
•	$20,000 per month through May 2017 payable in equity.

17

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Note 12 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of December 31, 2017 and 2016 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model. Because of the impacts of the valuation allowance, there was no income tax expense or benefit for the year ended December 31, 2017 and for the period from June 21, 2016 (inception) to December 31, 2016.

A reconciliation of the differences between the effective and statutory income tax rates for the year ended December 31, 2017 and for the period from June 21, 2016 (inception) to December 31, 2016:

	2017		2017
	Amount	Percent	Amount	Percent
Federal statutory rates	$(1,394,102)	34.0%	$(504,461)	34.0%
State income taxes	(205,015)	5.0%	(74,185)	5.0%
Permanent differences	823,746	-20.1%	32,132	-2.2%
Valuation allowance against net deferred
tax assets	775,371	-18.9%	546,514	-36.8%
Effective rate	$-	0.0%	$-	0.0%

At December 31, 2017 and 2016, the significant components of the deferred tax assets are summarized below:

	2017	2016
Deferred income tax asset
Net operation loss carryforwards	1,321,885	546,514
Total deferred income tax asset	1,321,885	546,514
Less: valuation allowance	(1,321,885)	(546,514)
Total deferred income tax asset	$-	$-

The valuation allowance increased by $775,371 and $546,514 in 2017 and 2016, respectively, as a result of the Company generating additional net operating losses.

The Company has recorded as of December 31, 2017 and 2016 a valuation allowance of $1,321,885 and $546,514, respectively, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2017 and 2016.

The Company has net operating loss carry-forwards of approximately $3,400,000. Such amounts are subject to IRS code section 382 limitations and expire in 2031. The 2016 and 2017 tax year is still subject to audit.

18

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Note 13 – Subsequent Events

In January 2018, the Company issued notes payable for $15,000 and also issued an aggregate of 1,125 shares of its common stock to these note holders as additional incentive to make the loans.

In February 2018, the Company sold 22,500 shares of common stock to two investors for cash proceeds of $180,000.

On March 8, 2018, the Company issued a note payable in the amount of $6,000,000. The note accrues interest at LIBOR plus 100 basis points and is due five years from the date of issuance. In addition, the Company issued to the note holder 150,000 shares of the Company’s common stock and 1,500,000 warrants to purchase shares of the Company’s common stock for $4.00 per shares. The warrants expire five years from the date of issuance. The Company also paid $178,228 of issuance costs associated with this note. The relative fair value of the 150,000 shares of common stock was $378,916 and the relative fair value of the 1,500,000 warrants was $3,726,506 and both were recorded as a discount on the note payable and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the note payable. Below is a pro forma balance sheet as of December 31, 2017 to show the impact on the Company’s balance sheet as if this transaction had occurred on December 31, 2017.

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED PRO FORMA BALANCE SHEET

As of December 31, 2017

	As
	Presented	Adjustment	Pro Forma
ASSETS
Current Assets:
Cash	$308,738	$-	$308,738
Restricted cash	-	5,821,772	5,821,772
Prepaid expenses	13,406		13,406
Total current assets	322,144	5,821,772	6,143,916
Equipment, net	2,860	-	2,860
Leased assets, net	2,033,482	-	2,033,482

TOTAL ASSETS	$2,358,486	$5,821,772	$8,180,258

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$100,000	$-	$100,000
Accrued expenses	31,453	-	31,453
Notes payable, current (net of discount of $48,600)	254,511	-	254,511
Finance lease obligations, current (net of discount of $482,605)	72,485	-	72,485
Total current liabilities	458,449	-	458,449
Notes payable, net of current portion (net of discount of $54,190 and $4,337,810 (pro forma))	552,588	1,716,350	2,268,938

Finance lease obligations, net of current portion (net of discount of $363,993)	674,208	-	674,208

TOTAL LIABILITIES	1,685,245	1,716,350	3,401,595

Commitments and contingencies	-	-	-

STOCKHOLDERS' EQUITY
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding
Common stock, $0.000001 par value; 90,000,000 shares authorized; 25,770,551 and 25,900,551 (pro forma) shares issued and outstanding	26	-	26
Additional paid-in capital	6,257,225	4,105,422	10,362,647
Accumulated deficit	(5,584,010)	-	(5,584,010)
Total stockholders' equity	673,241	4,105,422	4,778,663
TOTAL LIABILITIES AND STOCKHLDERS' EQUITY	$2,358,486	$5,821,772	$8,180,258

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